Exhibit 4.56

EXECUTION VERSION

NINTH SUPPLEMENTAL INDENTURE TO FIRST MORTGAGE AND DEED OF TRUST

INTERNATIONAL TRANSMISSION COMPANY

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

Dated as of November 5, 2021

Supplementing the First Mortgage and Deed of Trust dated as of July 15, 2003, as heretofore supplemented

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

Establishing a series of Securities designated 2.93% First Mortgage Bonds, Series I, due January 14, 2052 and a series of Securities designated 2.93% First Mortgage Bonds, Series J, due January 14, 2052

Schedule 1	Recording Information

Exhibit A	Description of Properties
Exhibit B	Subordination Terms
Exhibit C	Form of Series I Bonds
Exhibit D	Form of Series J Bonds

NINTH SUPPLEMENTAL INDENTURE (this "NINTH SUPPLEMENTAL INDENTURE"), dated as of November 5, 2021, between INTERNATIONAL TRANSMISSION COMPANY, a corporation organized and existing under the laws of the State of Michigan (herein called the "Company"), having its principal office at 27175 Energy Way, Novi, Michigan 48377, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to BNY MIDWEST TRUST COMPANY), a national banking association, as trustee (herein called the "Trustee"), the office of the Trustee at which on the date hereof its corporate trust business is administered being 2 N. LaSalle Street, Suite 700, Chicago, Illinois 60602.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage and Deed of Trust dated as of July 15, 2003 (the "Mortgage Indenture") encumbering the real property interests as more particularly described on Exhibit A attached to the Mortgage Indenture and providing for the issuance by the Company from time to time of its bonds, notes or other evidences of indebtedness (in the Mortgage Indenture and herein called the "Securities") to be issued in one or more series and to provide security for the payment of the principal of and premium (including any Make-Whole Amount), if any, and interest, if any, on the Securities; and

WHEREAS, the Company has heretofore executed and delivered the following supplemental indentures, each dated as hereinafter set forth:

Instrument	Date
First Supplemental Indenture	July 15, 2003

Second Supplemental Indenture	July 15, 2003

Amendment to Second Supplemental Indenture	January 19, 2005

Second Amendment to Second Supplemental Indenture	March 24, 2006

Third Supplemental Indenture	March 28, 2006

Fourth Supplemental Indenture	March 25, 2008

Fifth Supplemental Indenture	August 7, 2013

Sixth Supplemental Indenture	May 23, 2014

Seventh Supplemental Indenture	March 14, 2018

Eighth Supplemental Indenture	August 14, 2019

WHEREAS, the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture (as amended), the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture listed in the foregoing paragraph were recorded in the offices set forth in Schedule 1 attached hereto; and

WHEREAS, there have heretofore been issued under the Indenture the following Securities in the principal amounts as follows:

Title	Issued	Principal Amount
4.45% First Mortgage Bonds, Series A, due July 15, 2013[1]	July 16, 2003	$185,000,000
First Mortgage Bonds, Series B, due March 10, 2010[1]	July 16, 2003	$15,000,000
	January 4, 2004	$10,000,000
	January 19, 2005	$50,000,000
6.125% First Mortgage Bonds, Series C, due March 31, 2036	March 28, 2006	$100,000,000

5.75% First Mortgage Bonds, Series D, due April 1, 2018[1]	April 1, 2008	$100,000,000
4.625% First Mortgage Bonds, Series E, due August 15, 2043	August 14, 2013	$285,000,000

4.27% First Mortgage Bonds, Series F, due June 10, 2044	June 10, 2014	$100,000,000
4.00% First Mortgage Bonds, Series G, due March 30, 2053	March 29, 2018	$225,000,000
3.30% First Mortgage Bonds, Series H, due August 28, 2049	August 28, 2019	$75,000,000

WHEREAS, in addition to the property described in the Mortgage Indenture, the Company has acquired certain other property, rights, and interests in property; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Mortgage Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Ninth Supplemental Indenture to the Mortgage Indenture as permitted by Sections 2.01, 3.01, 4.01, 4.02 and 14.01 of the Mortgage Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, two series of Securities under the Mortgage Indenture in an aggregate principal amount of $150,000,000 and to amend and supplement the Mortgage Indenture as herein provided; and

WHEREAS, all things necessary to make the Bonds (as defined herein), when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Mortgage Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Ninth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

1     The principal amounts of the First Mortgage Bonds, Series A, due July 15, 2013, the First Mortgage Bonds, Series B, due March 10, 2010 and the First Mortgage Bonds, Series D, due April 1, 2018 have been repaid in full and are no longer outstanding.

GRANTING CLAUSES

NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Mortgage Indenture and in this Ninth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on, and all other amounts (including, without limitation, fees, expenses and indemnities) in connection with, all Securities from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company has granted, bargained, sold, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and has granted and hereby grants to the Trustee, for itself and for the benefit of the Holders, with power of sale, a lien upon and a security interest in, the following (subject, however, to the terms and conditions set forth in the Mortgage Indenture and herein):

GRANTING CLAUSE FIRST

All right, title and interest of the Company, as of the date of the execution and delivery of this Ninth Supplemental Indenture, as originally executed and delivered, in and to all property, real, personal and mixed, located in the State of Michigan or wherever else situated (other than Excepted), including without limitation, all right, title and interest of the Company in and to the following property and interests so located (other than Excepted Property):

(a)        all real property owned in fee, easements, easement estates and other interests in real property which are specifically described or referred to in Exhibit A attached to the Mortgage Indenture and Exhibit A attached hereto;

(b)       all licenses, permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property;

(c)       all facilities, machinery, equipment and fixtures for the transmission and distribution of electric energy including, but not limited to, all plants, air and water pollution control and sewage and solid waste disposal facilities, switchyards, towers, substations, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators and all other property used or to be used for any or all of such purposes;

(d)       all buildings, offices, warehouses, structures or improvements in addition to those referred to or otherwise included in clauses (a) and (c) above;

(e)        all computers, data processing, data storage, data transmission and/or telecommunications facilities, equipment and apparatus necessary for the operation or maintenance of any facilities, machinery, equipment or fixtures described or referred to in clause (c) above;

(f)        all of the foregoing property in the process of construction; and

(g)       (except as hereinbefore or hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

GRANTING CLAUSE SECOND

Subject to the applicable exceptions permitted by Sections 8.09, 13.03 and 13.05 of the Mortgage Indenture, all right, title and interest of the Company in all property of every kind and description and wheresoever situated, real, personal and mixed (other than Excepted Property) which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Ninth Supplemental Indenture, as originally executed and delivered, shall be as fully embraced within and subjected to the Lien of the Indenture as if such property were owned by the Company as of the date of the execution and delivery of this Ninth Supplemental Indenture, as originally executed and delivered;

GRANTING CLAUSE THIRD

Any Excepted Property, which may, from time to time after the date of the execution and delivery of this Ninth Supplemental Indenture, as originally executed and delivered, by delivery or by an instrument supplemental to the Indenture, be subjected to the Lien of the Indenture by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien of the Indenture of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument; and

GRANTING CLAUSE FOURTH

All tenements, hereditaments, servitudes and appurtenances belonging or in any way appertaining to the aforesaid property, with the reversions and remainders thereof;

EXCEPTED PROPERTY

Expressly excepting and excluding, however, from the Lien of the Indenture all right, title and interest of the Company in and to all Excepted Property, whether now owned or hereafter acquired;

TO HAVE AND TO HOLD all such property, unto the Trustee, its successors in trust and their assigns forever;

SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of the Mortgage Indenture, as originally executed and delivered, which Liens do not in the aggregate materially and adversely impair the use of the Mortgaged Property in the operation of the business of the Company, or materially and adversely affect the security afforded by the Indenture, (b) as to property acquired by the Company after the date of the execution and delivery of the Mortgage Indenture, as originally executed and delivered, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, Purchase Money Liens), and (c) Permitted Liens;

IN TRUST, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article IX of the Mortgage Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on, and any other amounts (including, without limitation, fees, expenses and indemnities) in connection with, the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 6.03 of the Mortgage Indenture, then and in that case the Indenture shall terminate, and, upon request of the Company, the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect;

IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts set forth in the Indenture; and

THE PARTIES HEREBY COVENANT AND AGREE as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

(a)        Indenture Definitions. Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein; provided, however, that any reference to a "Section" or "Article" refers to a Section or Article, as the case may be, of this Ninth Supplemental Indenture, unless otherwise expressly stated.

(b)       Additional Definitions. For purposes of this Ninth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below:

"Bonds" has the meaning assigned to that term in Section 2.01(a) hereof.

"Bondholders" means (a) the Initial Bondholders and (b) each subsequent holder of a Bond as shown on the register maintained by the Company pursuant to Section 3.05 of the Indenture.

"Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, including, without limitation, all partnership interests, limited liability company membership or other interests, common stock, preferred stock and beneficial interests in a trust and any and all warrants, rights or options to purchase any of the foregoing.

"Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP prior to the implementation of any GAAP Lease Changes is, or is required to be, accounted for as a lease obligation on the balance sheet of that Person.

"Capital Lease Obligation" means, with respect to any Person, all obligations under Capital Leases of such Person and its subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP prior to the implementation of any GAAP Lease Changes.

"Change in Ownership" means and shall be deemed to have occurred if Holdco ceases to own, directly or indirectly, 85% of the Capital Stock of the Company.

"Closing Date" means January 14, 2022.

"Debt" means, without duplication, with respect to any Person, the sum of (a) liabilities for borrowed money, (b) liabilities (excluding accounts payable and other accrued liabilities arising in the ordinary course of business) for the deferred purchase price of property and conditional sale or title retention agreements, (c) Capital Lease Obligations, (d) liabilities for borrowed money secured by a Lien on property, (e) reimbursement obligations (contingent or otherwise) in respect of letters of credit, performance bonds or bankers' acceptances, (f) obligations under any Hedging Agreements, (g) liabilities for Synthetic Leases, (h) obligations evidenced by bonds, debentures, notes or similar instruments and (i) any guarantee with respect to liabilities in clauses (a) through (h) above. All references to the principal amount of Debt outstanding at any time shall be understood to include not only the principal amount of any liabilities for borrowed money or of any bonds, debentures, notes or similar instruments, but also obligations (including those related to reimbursement obligations in respect of letters of credit, but excluding those in respect of interest, fees and other similar amounts) under all other types of Debt described in this definition.

"Default" means the occurrence and continuance of an event, which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

"Dispose" or "Disposition" means a sale, lease, transfer or other disposition of any assets of the Company.

"Ninth Supplemental Indenture" has the meaning assigned to that term in the introductory paragraph hereof.

"Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses or legally enforceable governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

"Event of Default" has the meaning assigned to that term in Article Four of this Ninth Supplemental Indenture.

"FERC" means the United States Federal Energy Regulatory Commission.

"Financing Agreements" means the Indenture, including this Ninth Supplemental Indenture, the Purchase Agreement and the Bonds.

"GAAP" means those generally accepted accounting principles in the United States as in effect from time to time.

"GAAP Lease Changes" means any changes in GAAP occurring after March 29, 2018, the effect of which would be to cause leases which would be treated as operating leases under GAAP as of March 29, 2018 to be recorded as a liability/debt on the Company’s statement of financial position under GAAP.

"Hazardous Materials" means any and all pollutants, toxic or hazardous wastes or other substances that could reasonably be expected to pose a hazard to health and safety, the removal of which could reasonably be expected to be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

"Hedging Agreements" means all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

"Holdco" means ITC Holdings Corp., a Michigan corporation.

"Indenture" means the Mortgage Indenture, as supplemented and modified by any and all indentures supplemental thereto, including this Ninth Supplemental Indenture.

"Initial Bondholder" means each Bondholder listed on Schedule A to the Purchase Agreement purchasing any Bonds on the Closing Date.

"Institutional Investor" means (a) any Initial Bondholder, (b) any holder of more than $5,000,000 of the aggregate principal amount of the Bonds and (c) any bank, trust company, other financial institution, pension plan, investment company, insurance company, or similar financial institution.

"Investment" or "Invest" means (a) a purchase or acquisition of, or an investment or reinvestment in, Rate Base Assets or (b) without duplication, the making of a firm, good faith contractual commitment, in the ordinary course of business and not subject to any conditions in the Company's control, to purchase or acquire, or invest or reinvest in, Rate Base Assets.

"Law" means any federal, state, local (including municipal) or other statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise (including any judicial or administrative order, consent decree or judgment to which the Company is a party).

"Make-Whole Amount" means, with respect to any Bond, an amount, as determined by the Company, equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining any Make-Whole Amount, the following terms have the following meanings:

"Called Principal" means, with respect to any Bond, the principal of such Bond that is to be redeemed pursuant to Section 2.03 or 2.04 or has become or is declared to be immediately due and payable pursuant to Section 10.02 of the Indenture, as the context requires.

"Discounted Value" means, with respect to the Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

"Reinvestment Yield" means, with respect to the Called Principal of any Bond, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for actively traded on the run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable actively traded on the run U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable actively traded on the run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond.

"Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

"Remaining Scheduled Payments" means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.03 or 2.04 or Section 10.02 of the Indenture.

"Settlement Date" means, with respect to the Called Principal of any Bond, the date on which such Called Principal is to be redeemed pursuant to Section 2.03 or 2.04 or has become or is declared to be immediately due and payable pursuant to Section 10.02 of the Indenture, as the context requires.

"Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, (b) the ability of the Company to perform its obligations under any Financing Agreement (including, the timely payments of principal of, or Make-Whole Amount, if any, and interest on, the Bonds), (c) the legality, validity or enforceability of the Financing Agreements or (d) the perfection or priority of the Liens purported to be created pursuant to the Indenture or the rights and remedies of the Bondholders with respect thereto.

"MISO" means the Midcontinent Independent System Operator, Inc. (formerly known as the Midwest Independent Transmission System Operator, Inc.).

"Mortgage Indenture" has the meaning assigned to that term in the first Recital.

"Net Proceeds" means, with respect to any Disposition of assets, the gross proceeds thereof (including any such proceeds received by way of deferred payment, installment, price adjustment or otherwise), whether in cash or otherwise, net of any taxes paid or reasonably estimated to be paid as a result thereof (after taking into account any available tax credits or deductions applicable thereto).

"OATT" means, at any given time, the open access transmission tariff of MISO that is applicable to the Company, approved by the FERC and then in effect.

"Property" means any right or interest in or to assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

"Purchase Agreement" means that certain Bond Purchase Agreement, to be dated on or about January 14, 2022, between the Company and the Initial Bondholders.

"Rate Base Assets" means assets of the Company which are included in FERC's determination of the Company's revenue requirement under the OATT.

"Responsible Officer", when used with respect to the Company, means any Senior Financial Officer or any vice president of the Company or Holdco and any other officer of the Company or Holdco with responsibility for the administration of the relevant Financing Agreement, or portion thereof.

"Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer, comptroller or any vice president of Holdco.

"Senior Secured Debt" means (i) the Bonds, (ii) the 6.125% First Mortgage Bonds, Series C, due March 31, 2036 issued pursuant to the Indenture, (iii) the 5.75% First Mortgage Bonds, Series D, due April 1, 2018 issued pursuant to the Indenture, (iv) the 4.625% First Mortgage Bonds, Series E, due August 15, 2043 issued pursuant to the Indenture, (v) the 4.27% First Mortgage Bonds, Series F, due June 10, 2044, (vi) the 4.00% First Mortgage Bonds, Series G, due March 30, 2053, (vii) the 3.30% First Mortgage Bonds, Series H, due August 28, 2049, (viii) any other amounts due and owing under the Indenture and (ix) other Securities Outstanding issued pursuant to the Indenture.

"Series I Bonds" has the meaning assigned to that term in Section 2.01(a) hereof.

"Series J Bonds" has the meaning assigned to that term in Section 2.01(a) hereof.

"Subordinated Debt" means unsecured Debt of the Company fully subordinated in right of payment to the Bonds, any other amounts due and owing under the Indenture and other Senior Secured Debt substantially on the terms set forth in Exhibit B attached hereto.

"Synthetic Leases" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered debt for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

ARTICLE TWO

TITLE, FORM AND TERMS AND CONDITIONS OF THE BONDS

Section 2.01. The Bonds.

(a)           The Securities of the series to be issued under the Indenture pursuant to this Ninth Supplemental Indenture shall be designated as "2.93% First Mortgage Bonds, Series I, due 2052" (the "Series I Bonds") and "2.93% First Mortgage Bonds, Series J, due 2052" (the “Series J Bonds” and together with the Series I Bonds, the “Bonds”) and shall be Securities issued under the Indenture.

(b)           The Trustee shall authenticate and deliver the Bonds for original issue on the Closing Date in the aggregate principal amount of $20,000,000 for the Series I Bonds and $130,000,000 for the Series J Bonds, upon a Company Order for the authentication and delivery thereof pursuant to Section 4.01 of the Indenture.

(c)            Interest on the Bonds shall be payable to the Persons in whose names such Bonds are registered at the close of business on the Regular Record Date for such interest (as specified in subsection (e) below), except as otherwise expressly provided in the form of such Bonds attached hereto as Exhibit C.

(d)           The Series I Bonds shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on January 14, 2052.

(e)           The Series J Bonds shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on January 14, 2052.

(f)            The Series I Bonds shall bear interest at the rate of 2.93% per annum; provided that, to the extent permitted by law, any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount shall bear interest at a rate per annum from time to time equal to the greater of (x) 4.93% and (y) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its "base" or "prime" rate. Interest shall accrue on the Series I Bonds from the Closing Date, or the most recent date to which interest has been paid or duly provided for. The Interest Payment Dates for the Series I Bonds shall be January 14 and July 14 in each year, commencing July 14, 2022, and the Regular Record Dates with respect to the Interest Payment Dates for the Series I Bonds shall be the 15th calendar day preceding each Interest Payment Date (whether or not a Business Day); provided, however, that interest payable at Maturity will be payable to the Bondholder to whom principal is payable.

(g)           The Series J Bonds shall bear interest at the rate of 2.93% per annum; provided that, to the extent permitted by law, any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount shall bear interest at a rate per annum from time to time equal to the greater of (x) 4.93% and (y) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its "base" or "prime" rate. Interest shall accrue on the Series J Bonds from the Closing Date, or the most recent date to which interest has been paid or duly provided for. The Interest Payment Dates for the Series J Bonds shall be January 14 and July 14 in each year, commencing July 14, 2022, and the Regular Record Dates with respect to the Interest Payment Dates for the Series J Bonds shall be the 15th calendar day preceding each Interest Payment Date (whether or not a Business Day); provided, however, that interest payable at Maturity will be payable to the Bondholder to whom principal is payable.

(h)           Subject to Section 2.02 hereof, the office or agency of the Trustee in Dallas, Texas,which as of the date hereof is located at c/o The Bank of New York Mellon, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Transfer/Redemption Unit, shall be the place at which the principal of and Make-Whole Amount, if any, and interest on the Bonds shall be payable. The office or agency of the Trustee in Dallas, Texas, which as of the date hereof is located at c/o The Bank of New York Mellon, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Transfer/Redemption Unit, shall be the place at which registration of transfer of the Bonds may be effected; and The Bank of New York Mellon Trust Company, N.A. shall be the Security Registrar and the Paying Agent for the Bonds; provided, however, that the Company reserves the right to designate, by one or more Officer's Certificates, its principal office in Novi, Michigan as any such place or itself as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Bonds.

(i)            The Bonds shall be issuable in registered form in denominations of at least $250,000 or any integral multiple thereof.

(j)            All payments of the principal of and Make-Whole Amount, if any, and interest on the Bonds shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

(k)           The Bonds shall not be defeasible pursuant to Sections 9.04(b) or (c) of the Indenture and such Sections of the Indenture shall not apply to the Bonds.

(l)            The Bonds shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit C or Exhibit D, as applicable, and shall be issued in substantially such form.

(m)           For the avoidance of doubt, the Bonds may be authenticated by the Trustee or an Authenticating Agent by electronic signature, and any such signature shall constitute a facsimile signature for purposes of Section 3.03 of the Mortgage Indenture.

Section 2.02. Payment on the Bonds.

(a)           Subject to Section 2.02(b) hereof, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Bonds shall be made at the Place of Payment designated in Section 2.01(f) hereof or such place as the Company may at any time, by notice, specify to each Bondholder, so long as such Place of Payment shall be either the principal office of the Company or an office of a bank or trust company in New York, New York.

(b)           So long as any Initial Bondholder or its nominee shall be a Bondholder, and notwithstanding anything contained in the Indenture, Section 2.02(a) hereof or in such Bond to the contrary, the Company will pay all sums becoming due on such Bond for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Initial Bondholder's name in Schedule A to the Purchase Agreement, or by such other method or at such other address as such Initial Bondholder shall have from time to time specified to the Company and the Trustee in writing for such purpose in accordance with the Purchase Agreement, without the presentation or surrender of such Bond or the making of any notation thereon, except that concurrently with or reasonably promptly after payment or redemption in full of any Bond, such Initial Bondholder shall surrender such Bond for cancellation to the Company at its principal office or at the Place of Payment most recently designated by the Company pursuant to Section 2.02(a) hereof. Prior to any sale or other disposition of any Bond held by such Initial Bondholder or its nominee such Initial Bondholder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Bond to the Company in exchange for a new Bond or Bonds pursuant to Section 3.05 of the Indenture; provided, that a transfer by endorsement shall not constitute a registration of transfer for purposes of the Indenture and the Trustee and any agent of the Trustee shall be entitled to the protections of Section 3.08 of the Indenture with respect to any Bond, the transfer of which has not been so registered. The Company will afford the benefits of this Section 2.02(b) to any Institutional Investor that is the direct or indirect transferee of any Bond purchased by such Initial Bondholder under the Indenture. The Company agrees and acknowledges that the Trustee shall not be liable for any Bondholder's failure to perform its obligations under this Section 2.02(b). Each Initial Bondholder and any such Institutional Investor by its purchase of its Bond agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with such Bondholder's or Institutional Investor's failure to comply with the provisions of this Section 2.02(b), including the costs and expenses of defending itself against any claim or liability in connection therewith, such indemnity to survive the payment of such Bonds and the resignation or removal of the Trustee.

(c)           Notwithstanding anything to the contrary in Section 1.18 of the Indenture, if the Stated Maturity or any Redemption Date of the Bonds shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or this Ninth Supplemental Indenture) payment of interest on or principal (and premium, if any) of the Bonds due at the Stated Maturity or on any Redemption Date thereof need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Stated Maturity or on any Redemption Date thereof, provided that interest shall accrue on the outstanding principal amount of the Bonds due at the Stated Maturity or on any Redemption Date thereof at the rate set forth in the Bonds until the date of actual payment.

Section 2.03. Mandatory Redemption of the Bonds.

Pursuant to Section 5.01 of the Indenture, in the event that any one or more Dispositions during any consecutive 12-month period yield Net Proceeds in excess of 10% of the Fair Value of the Mortgaged Property as of the last day of the fiscal quarter of the Company most recently ended, in the aggregate, the Net Proceeds of such Disposition or Dispositions shall be used for the mandatory redemption of the Bonds, and/or the redemption or prepayment of other Senior Secured Debt in accordance with its terms, on a date which is no more than nine months following a Disposition that, when aggregated with any other Dispositions, requires compliance with this Section 2.03 unless (x) during the nine-month period immediately preceding the date of such Disposition, the Company Invested in any Rate Base Assets in which case an amount of such Net Proceeds equal to the excess, if any, of (A) the total aggregate amount of all such Investments made during such preceding nine-month period (excluding, however, the amount of any Investments made pursuant to clause (b) of the definition of "Investment" that were not expended for Rate Base Assets during such nine-month period) over (B) the aggregate amount of Debt incurred by the Company (which, with respect to any Debt incurred under any permitted credit facility of a revolving nature, shall be calculated on a net basis after taking into account any borrowings, prepayments, repayments, reborrowings or other extensions of credit made by or in favor of the Company thereunder), in each case, during such preceding nine-month period, need not be applied to such redemption or prepayment, as the case may be, or (y) during the nine-month period following the date of such Disposition, the Company shall Invest in Rate Base Assets, in which case an amount of such Net Proceeds so Invested during such following nine-month period need not be applied to such redemption or prepayment, as the case may be; provided, however, that in the event that any such amounts referred to in this clause (y) Invested pursuant to clause (b) of the definition of "Investment" are not expended for Rate Base Assets within a period of six months from the end of such following nine-month period, any such amounts not so expended shall be used for the mandatory redemption of the Bonds, and/or the redemption or prepayment of other Senior Secured Debt in accordance with its terms, on a date not later than the last day of such six month period. Any redemption of the Bonds pursuant to this Section 2.03 shall be made (i) at a Redemption Price equal to the principal amount of the Bonds being redeemed and shall be accompanied by payment of accrued and unpaid interest on the principal amount of the Bonds so redeemed to the redemption date and a Make-Whole Amount and (ii) in accordance with the procedures for optional redemption set forth in Section 2.04(c) hereof. Notwithstanding anything to the contrary in this Section 2.03, any amounts utilized pursuant to clauses (x) or (y) above to reduce the amount of Net Proceeds required to be applied to redemption of the Bonds and/or redemption or prepayment of other Senior Secured Debt in accordance with its terms may be utilized no more than once with respect to the Net Proceeds of any one or more Dispositions occurring in any consecutive twelve month period.

Section 2.04. Optional Redemption.

(a)            Pursuant to Section 5.01 of the Indenture, the Bonds may be redeemed at the option of Company, in whole or in part, at any time or from time to time at a Redemption Price equal to the principal amount of such Bonds plus the Make-Whole Amount plus accrued and unpaid interest thereon to the redemption date; provided, however, that if the Bonds are redeemed in part, the Bonds shall not be redeemed in an amount less than $5,000,000 of the aggregate principal amount of the Bonds then Outstanding.

(b)           Pursuant to Section 5.01 of the Indenture, the Bonds may be redeemed at the option of the Company, in whole, on or after July 14, 2051 at a redemption price equal to the principal amount of such Bonds plus accrued and unpaid interest thereon to the redemption date.

(c)           Notwithstanding anything to the contrary in Article V of the Indenture, the redemption of the Bonds shall take place in accordance with the procedures and requirements set forth in this Section 2.04(c), without prejudice to the requirements of Section 5.02 (which shall for purposes of this Ninth Supplemental Indenture also be applicable to a redemption under Section 2.03 hereof) and Sections 5.05 and 5.06 of the Indenture. The Company (or the Security Registrar, if so requested, in writing, pursuant to Section 5.04 of the Indenture) shall give each Bondholder written notice of each optional redemption under this Section 2.04, or a mandatory redemption under Section 2.03 hereof, as the case may be, not less than ten (10) days and not more than sixty (60) days prior to the date fixed for such redemption. Each such notice shall specify such date, the aggregate principal amount of the Bonds to be redeemed on such date, the principal amount of each Bond held by such Bondholder to be redeemed (determined in accordance with Section 2.04(d) hereof) and the interest to be paid on the redemption date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if applicable, due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation. Two (2) Business Days prior to such redemption, the Company shall deliver to each Bondholder and the Trustee a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount, if applicable, as of the specified redemption date. The Trustee shall have no responsibility for such calculation. Each notice of redemption shall be irrevocable and unconditional and the principal amount of each Bond to be redeemed shall mature and become due and payable on the date fixed for such redemption (which shall be a Business Day), together with interest on such principal amount accrued to such date and the Make-Whole Amount (if applicable). From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Bond redeemed in full shall be surrendered (as contemplated by Section 2.02(b) hereof) to the Company and cancelled and shall not be reissued, and no Bond shall be issued in lieu of any redeemed principal amount of any Bond.

(d)           Notwithstanding anything to the contrary in Article V of the Indenture, in the case of each partial redemption of the Bonds pursuant to Section 2.04(c) hereof, the Company shall redeem the same percentage of the unpaid principal amount of the Bonds, and the principal amount of the Bonds so to be redeemed shall be allocated by the Trustee among all of the Bonds at the time Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofor called for redemption.

Section 2.05. Purchase of Bonds.

Except as may be agreed to by a Bondholder or Bondholders in connection with an offer made to all Bondholders on the same terms and conditions, the Company shall not and shall not permit any Affiliate to purchase, redeem or otherwise acquire, directly or indirectly, any of the Outstanding Bonds except upon the payment or redemption of the Bonds in accordance with the terms of the Indenture. The Company will promptly cause the Trustee to cancel all Bonds acquired by it or any Affiliate pursuant to any payment, redemption or purchase of Bonds pursuant to any provision of the Indenture and no Bonds may be issued in substitution or exchange for any such Bonds.

Section 2.06. Payment upon Event of Default.

Upon any Bonds becoming due and payable under Section 10.02 of the Indenture, whether automatically or by declaration, such Bonds will forthwith mature and the entire unpaid principal amount of such Bonds, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the applicable rate for overdue payments) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges that each holder of a Bond has the right to maintain its investment in the Bonds free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Bonds have become due and payable under Section 10.02 of the Indenture, whether automatically or by declaration, as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 2.07. Transfers.

In registering the transfer of any Bond in accordance with Section 3.05 of the Indenture, the Security Registrar and the Trustee shall have no responsibility to monitor securities law compliance in connection with any such transfer.

ARTICLE THREE

ADDITIONAL COVENANTS

Section 3.01. Affirmative Covenants of the Company.

For purposes of the Bonds, pursuant to Section 3.01(u) of the Indenture, Article VI of the Indenture is hereby supplemented by incorporating therein the following additional affirmative covenants which the Company shall observe solely for the benefit of the Bondholders for so long as any Bond is Outstanding:

(a)           Use of Proceeds. The Company shall apply the net proceeds from the issuance and sale of the Bonds to (i) refinance existing indebtedness, partially fund capital expenditures or for general corporate purposes, and (ii) pay reasonable fees and expenses associated with the sale of the Bonds.

(b)          Compliance with Laws and Regulations. The Company shall comply with all Laws (including Environmental Laws) to which its Property or assets may be subject, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. In addition, the Company shall immediately pay or cause to be paid when due all costs and expenses incurred in such compliance, except to the extent that the same is being contested in good faith by the Company through appropriate means under circumstances where none of the Mortgaged Property or the Liens thereon will be endangered.

(c)           Real Estate Filings. To the extent that any filing required to perfect any security interest in real property or fixtures constituting Mortgaged Property is not made on or prior to the Closing Date, the Company shall undertake to present all such documents for filing with the appropriate registers of deeds as soon as practicable after the Closing Date, but in no event shall any such presentation for filing take place more than five (5) Business Days after the Closing Date; provided that the Company shall confirm by an Officer's Certificate delivered to the Trustee within six (6) weeks after the Closing Date that each such document has been recorded with the applicable registers of deeds and the security interests created or purported to be created in real property or fixtures by such documents have been fully perfected by recording in the land records, except for documents to be recorded in the registers of deeds in the Counties of Oakland and Monroe in the State of Michigan, in which case the Company shall confirm by an Officer's Certificate delivered to the Trustee no more than three (3) months after the Closing Date with respect to the Counties of Oakland and Monroe.

(d)          Delivery of Opinions of Counsel. The Company shall deliver, or cause to be delivered, to the Trustee the opinions of counsel required pursuant to Section 4.4(a) of the Purchase Agreement.

(e)           [Reserved].

Section 3.02. Negative Covenants of the Company.

For purposes of the Bonds, pursuant to Section 3.01(u) of the Indenture, Article VI of the Indenture is hereby supplemented by incorporating therein the following negative covenants which the Company shall observe solely for the benefit of the Bondholders for so long as any Bond is Outstanding:

(a)           Limitation on Lines of Business. As of the Closing Date, the Company is in the business of owning electric transmission facilities and providing electric transmission service over such facilities. From the Closing Date onward, the Company shall not engage in any business, if as a result, the general nature of the business engaged in by the Company taken as a whole would be substantially changed from the general nature of the business the Company is engaged in on the Closing Date.

(b)           Amendments to Exhibit B Hereto. The Company shall not make any amendments or changes to the subordination terms and conditions set forth in Exhibit B hereto that adversely affect the Bondholders without the prior written consent of the Bondholders of all the Outstanding Bonds.

ARTICLE FOUR

ADDITIONAL EVENTS OF DEFAULT; REMEDIES

Section 4.01. Events of Default.

For purposes of the Bonds, pursuant to Section 3.01(u) of the Indenture, Section 10.01 of the Indenture shall be supplemented to include as "Events of Default" thereunder the occurrence of any of the following events (each such event, together with those "Events of Default" in Section 10.01 of the Indenture, an "Event of Default");

(a)            Material Covenants. The Company shall fail to perform or observe any covenant set forth in Section 3.02 hereof or its obligation to provide notice to the Bondholders under Section 7.1(b) of the Purchase Agreement and such failure is not cured within thirty (30) days after earlier to occur of (i) a Responsible Officer of the Company obtaining actual knowledge of such failure and (ii) the Company receiving written notice of such failure from the Trustee or any Bondholder in accordance with the terms of the Indenture or the Purchase Agreement;

(b)           Other Covenants. The Company shall fail to perform or observe any of its obligations or covenants (other than the covenants described in Section 4.01(a) hereof) contained in any of the Financing Agreements, including Section 7 of the Purchase Agreement (or in any modification or supplement thereto), and such failure is not cured within sixty (60) days (or ninety (90) days with respect to the covenant contained in Section 12.04 of the Indenture) after the earlier to occur of (i) a Responsible Officer of the Company obtaining actual knowledge of such failure and (ii) the Company receiving written notice of such failure from the Trustee or any Bondholder in accordance with the terms of the Indenture or the Purchase Agreement;

(c)           Representations. Any representation, warranty or certification by the Company in any of the Financing Agreements or in any certificate furnished to the Trustee or any Bondholder pursuant to the provisions of this Ninth Supplemental Indenture or any other Financing Agreement shall prove to have been false in any Material respect as of the time made or furnished, as the case may be;

(d)           Debt.

(i)            The Company shall be in default in the payment of any principal, premium, including any make-whole amount, if any, or interest on any Debt (other than Subordinated Debt) in the aggregate principal amount of $30,000,000 or more beyond the expiration of any applicable grace or cure period relating thereto;

(ii)           The Company shall be in default in the performance or compliance with any term (other than those referred to in Section 4.01(d)(i) hereof) of any agreement or instrument evidencing any Debt (other than Subordinated Debt) in the aggregate principal amount of $30,000,000 or more or any other document relating thereto or any condition exists and, as a consequence, such Debt has become or has been declared (or the holder or beneficiary of such Debt or a trustee or agent on behalf of such holder or beneficiary is entitled to declare such Debt to be) due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(iii)          As a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), other than as provided in Sections 2.03 or 2.04 hereof or Section 5.01 of the Indenture, (x) the Company shall have become obligated to purchase or repay any Debt before its regularly scheduled maturity date in the aggregate principal amount of $30,000,000 or more or (y) one or more Persons have the right to require such Debt to be purchased or repaid;

(e)           Judgments. Any judgment or judgments for the payment of money in excess of $30,000,000 (or its equivalent in any other currency) in the aggregate by the Company, which is, or are, not covered by insurance, shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction over the Company and the same shall not be discharged (or provision shall not be made for such discharge), bonded or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(f)            Change in Ownership. A Change in Ownership shall occur.

Section 4.02. Acceleration of Maturity.

For purposes of the Bonds, pursuant to Section 3.01(u) of the Indenture, Section 10.02 of the Indenture shall be supplemented as follows:

(a)           Acceleration of Maturity. In addition to the provisions set forth in Section 10.02 of the Indenture, (i) if an Event of Default arising from the failure to pay principal of, or interest on, or any Make-Whole Amount relating to the Bonds shall have occurred and be continuing, then in every such case each Holder of Bonds may declare the principal amount of the Bonds held by it to be due and payable immediately, by a notice in writing to the Company and to the Trustee, and upon receipt by the Company or the Trustee of such notice of such declaration, such principal amount, together with Make-Whole Amount and accrued interest, if any, thereon (including, without limitation, interest accrued thereon at the applicable rate for overdue payments), shall become immediately due and payable and (ii) if an Event of Default with respect to the Company described in Sections 10.01(d) or (e) of the Indenture has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

ARTICLE FIVE

NET EARNINGS CERTIFICATE

Notwithstanding Section 1.04 or any other provision of the Mortgage Indenture, the Net Earnings Certificate delivered in connection with the initial issuance of Bonds on the Closing Date shall be made and signed by an Accountant if it is not signed by an independent public accountant.

ARTICLE SIX

LIEN

The Bonds are entitled to the benefit of the Lien under the Mortgage Indenture, including, without limitation, the Lien on the property referred to in Exhibit A to the Mortgage Indenture, Exhibit D attached to the Third Supplemental Indenture, Exhibit D attached to the Fourth Supplemental Indenture, Exhibit D attached to the Fifth Supplemental Indenture, Exhibit A attached to the Sixth Supplemental Indenture, Exhibit A attached to the Seventh Supplemental Indenture, Exhibit A attached to the Eighth Supplemental Indenture and Exhibit A attached hereto.

ARTICLE SEVEN

AMENDMENTS TO THE PROVISIONS

Subject to Article Eight hereof:

(a)          The definition of "Corporate Trust Office" in Section 1.01 of the Mortgage Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following: "Corporate Trust Office" means the office of the Trustee in Chicago, Illinois at which at any particular time its corporate trust business is administered, which office at the date of the execution and delivery of this Indenture, is located at 2 N. LaSalle Street, Suite 700, Chicago, Illinois 60602, Attention: Corporate Trust Administration.

(b)           Clause (d) of the definition of "Excepted Property" in the preamble of the Mortgage Indenture is hereby amended by deleting the phrase "for the purpose of sale or lease."

(c)           Clauses (b), (c), (d), (f) and (g) of the definition of "Investment Securities" in Section 1.01 of the Mortgage Indenture is hereby amended by replacing the phrase "rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities" with the phrase "rated investment grade by a nationally recognized rating organization."

(d)           Clause (c) of the definition of "Permitted Liens" in Section 1.01 of the Mortgage Indenture is hereby amended by replacing the phrase "Five Million Dollars ($5,000,000)" with the phrase "Fifty Million Dollars ($50,000,000)" and by replacing the phrase "three percentum (3%)" with the phrase "ten percentum (10%)," and clause (u) of the definition of "Permitted Liens" in Section 1.01 of the Mortgage Indenture is hereby amended by replacing the phrase "twenty five million dollars ($25,000,000)" with the phrase "seventy five million dollars ($75,000,000)."

(e)           The definition of "Person" in Section 1.01 of the Mortgage Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following: "'Person' means any individual, corporation, limited liability company, partnership, limited liability partnership, association, company, joint stock company, joint venture, trust or unincorporated organization or any Governmental Authority."

(f)            Sections 1.03(b)(ii)(B) and 1.03(b)(ii)(C) of the Mortgage Indenture are hereby amended by replacing the phrase "ten-sevenths (10/7)" with the phrase "three-halves (3/2)."

(g)           Section 1.08 of the Indenture is hereby amended by deleting the Trustee’s address and substituting in lieu thereof the following:

The Bank of New York Mellon Trust Company, N.A.

2 N. LaSalle Street, Suite 700

Chicago, IL 60602

Attention: Corporate Trust Administration

(h)           Section 1.13 of the Mortgage Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following: "In case any provision, or any portion of any provision, in this Indenture or the Securities shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or portion thereof) shall not in any way be affected or impaired thereby."

(i)             Section 1.17 of the Indenture is hereby amended by adding ", Holders (by their purchase of the Securities)" after "Company".

(j)	The Indenture is hereby amended by adding the following Section 1.20:

"SECTION 1.20. FATCA.

Notwithstanding anything to the contrary contained in this Indenture, the Company, the Trustee and any Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed from principal or interest payments, or any other amounts due hereunder. The Company, the Trustee and the Paying Agent shall reasonably cooperate with each other and shall provide each other with copies of documents or information reasonably necessary for each of the Company, the Trustee and the Paying Agent to comply with any withholding tax or tax information reporting obligations imposed on any of them, including any obligations imposed pursuant to an agreement with a governmental authority."

(k)            Sections 4.02(a), 4.02(b)(ii)(L), 6.07(b)(iii), 6.07(c)(iii), 8.03(d), 8.03(f), 8.03(x), 8.03(y), 8.04(d), 8.05, 8.06(a) and 8.07 of the Mortgage Indenture are hereby amended by replacing the phrase "seventy percentum (70%)" with the phrase "sixty six and two-thirds percentum (66 2/3%)."

(l)             Section 6.01(b) of the Mortgage Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following: "At the date of the execution and delivery of this Indenture, as originally executed and delivered, the Company covenants and agrees that it shall be lawfully possessed of the Mortgaged Property except for any legal defects or other failures to lawfully possess Mortgaged Property that do not in the aggregate materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company."

(m)           Section 9.04(d)(i) of the Mortgage Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following: "The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) cash in an amount, or (2) Eligible Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (3) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) the principal of and any premium and each installment of principal of and any premium and interest on the Outstanding Securities on the respective Stated Maturities or Redemption Date, and (ii) any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Securities."

(n)           Section 9.04(d)(ii) of the Mortgage Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following: "In the event of an election to have subsection (b) apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exceptions, stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of this instrument, there has been a change in the applicable federal income tax law, in either case (1) or (2) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur."

(o)           Section 9.04(d)(iii) of the Mortgage Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following: "In the event of an election to have subsection (c) apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exceptions, to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur."

(p)           Section 10.01(c) of the Mortgage Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following: "failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty the default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of 60 days (or 90 days in the case of the covenant described under Section 12.04) after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least twenty-five percentum (25%) in principal amount of Securities then outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or."

(q)            Section 11.03(d) of the Indenture is hereby amended by deleting "written" before "advice".

(r) Section 11.03(h) of the Indenture is hereby amended by replacing the phrase "unless either: (i)" with the phrase "unless: (i) in the case of a default,"; deleting “or Event of Default, as the case may be,"; and replacing the phrase "(ii) a Responsible Officer of the Trustee shall have actual knowledge of such default or Event of Default, as the case may be" with the phrase "(ii), in the case of an Event of Default either (A) written notice of such Event of Default shall have been given to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company, any other obligor on the Securities or from any Holder of such Securities in accordance with Section 1.08 hereof and such notice references this Indenture or the Securities or (B) a Responsible Officer of the Trustee shall have actual knowledge of such Event of Default."

(s)	Section 11.03 of the Indenture is hereby amended by adding the following clauses (m) and (n) at the end of such Section:

"(m)        In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunction of utilities, communications or computer (software or hardware) services.

(n)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action."

(t)            The last paragraph of Section 12.04 is hereby amended by adding "actual or" after "constitute".

(u)           Section 13.01 of the Mortgage Indenture is hereby amended by replacing the phrase "the Company shall not consolidate with or merge into any other corporation" with the phrase "the Company shall not consolidate with or merge into any other Person."

(v)           The first paragraph of Section 13.01(b) of the Mortgage Indenture is hereby amended by deleting such paragraph in its entirety and substituting in lieu thereof the following: "the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety shall be a Person organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia (such Person being hereinafter sometimes called the "Successor Person") and shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and reasonably satisfactory to the Trustee, which:"

(w)           Sections 1.01, 1.03, 13.01(b)(i), 13.01(b)(ii), 13.02 and 13.03 of the Mortgage Indenture is hereby amended by replacing the term "successor corporation" or "Successor Corporation," as the case may be, with the term "Successor Person."

(x)            Section 16.01 of the Mortgage Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following: "No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof; or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, organizer, member, manager, stockholder, officer, director or employee, as such, past, present or future, of the Company, its direct or indirect owners, or of any predecessor or successor Person (either directly or through the Company or a predecessor or successor Person), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely obligations of the Company and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, organizer, member, manager, stockholder, officer, director or employee, past, present or future, of the Company or its direct or indirect owners or of any predecessor or successor Person, either directly or indirectly through the Company or its direct or indirect owners or any predecessor or successor Person, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of this Indenture, as originally executed and delivered, and the issuance of the Securities."

(y)           Section 1.08 of the Mortgage Indenture shall be amended by adding the following paragraph at the end thereof:

“The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Mortgage Indenture and delivered using Electronic Means; provided, however, that the Company, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.”

ARTICLE EIGHT

MISCELLANEOUS PROVISIONS

Section 8.01. Effectiveness of Provisions.

(a)           The provisions of this Ninth Supplemental Indenture shall be effective from and after the date of execution hereof, except as otherwise expressly provided in this section; and the Mortgage Indenture, as hereby amended, shall remain in full force and effect.

(b)           Article Seven of this Ninth Supplemental Indenture shall become and be effective (i) with respect to the Bonds from and after the date of execution of this Ninth Supplemental Indenture; and ( ii) with respect to any series of Securities not previously outstanding that are authenticated by the Trustee and issued by the Company under the Mortgage Indenture (as hereby amended) subsequent to the date of execution of this Ninth Supplemental Indenture, upon such issuance but not unless and until (a) all Securities of any series created prior to the date of execution of this Ninth Supplemental Indenture shall have been cancelled (or surrendered for cancellation), paid, redeemed or otherwise discharged, at, before, or after maturity thereof, or (b) the consent of the requisite percentage of the Holders of Securities of all previously created series to the effectiveness of Article Seven shall have been obtained pursuant to Article XIV or Article XV of the Mortgage Indenture.

(c)           Article  Seven shall become effective with respect to any other outstanding Securities in the event the consent of the requisite percentage of the Holders of such Securities is obtained as provided in Article XIV or Article XV of the Mortgage Indenture.

Section 8.02. Execution of Ninth Supplemental Indenture.

Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Ninth Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided. The Bonds executed, authenticated and delivered under this Ninth Supplemental Indenture constitute a series of Securities and shall not be considered to be a part of a series of Securities executed, authenticated and delivered under any other supplemental indenture entered into pursuant to the Indenture.

Section 8.03. Trustee.

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Ninth Supplemental Indenture, the Bonds or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company. The Trustee shall not be accountable for the use or the application by the Company of the Bonds or of the proceeds thereof.

Section 8.04. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8.05. Successors and Assigns.

All covenants and agreements in this Ninth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 8.06. Severability Clause.

In case any provision in this Ninth Supplemental Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.07. Benefit of Ninth Supplemental Indenture.

Except as otherwise provided in the Indenture, nothing in this Ninth Supplemental Indenture or in the Bonds, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Bondholders, any benefit or any legal or equitable right, remedy or claim under this Ninth Supplemental Indenture.

Section 8.08. Execution and Counterparts; Electronic Contracting.

This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Any such counterpart, as recorded or filed in any jurisdiction, may omit such portions of Exhibit A hereto as shall not describe or refer to properties located in such jurisdiction. The parties agree to electronic contracting and signatures with respect to this Ninth Supplemental Indenture and the documents related hereto. Delivery of an electronic signature to, or a signed copy of, this Ninth Supplemental Indenture and such other documents by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” “delivery” and words of like import in or related to this Ninth Supplemental Indenture or any document to be signed in connection with this Ninth Supplemental Indenture shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 8.09. Conflict with Indenture.

If any provision hereof limits, qualifies or conflicts with another provision of the Indenture, such provision of this Ninth Supplemental Indenture shall control, insofar as the rights between the Company and the Bondholders are concerned.

Section 8.10. Recitals.

The recitals and statements contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Ninth Supplemental Indenture.

Section 8.11. Governing Law.

This Ninth Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York, except that (i) if this Ninth Supplemental Indenture shall become qualified and shall become subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable, this Ninth Supplemental Indenture shall be governed by and construed in accordance with the Trust Indenture Act and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Ninth Supplemental Indenture shall be governed by and construed in accordance with the law of such jurisdiction to the extent mandatory.

Section 8.12. Interpretation of Financial Covenants.

For purposes of the Bonds, the following provisions shall be applicable for purposes of interpretation of financial covenants:

For purposes of determining compliance with the financial covenants set out in the Indenture, any election by the Company to measure an item of Debt using fair value (as permitted by Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards No. 159) or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) shall be disregarded and such determination shall be made by valuing Debt at 100% of the outstanding principal amount thereof (except to the extent such Debt was issued at a discount or premium in which case the value of such Debt shall be valued at 100% of the outstanding principal amount thereof, less any unamortized discount or plus any unamortized premium, as the case may be).

All terms of an accounting or financial nature used herein or in the Mortgage Indenture shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar effect or result) (and related interpretations) (collectively, “ASC 842”) to the extent the effect of which would be to cause leases which would be treated as operating leases under GAAP immediately prior to the effectiveness of ASC 842 to be recorded as a liability/debt on the Company’s statement of financial position under GAAP.

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the day and year first above written.

INTERNATIONAL TRANSMISSION
COMPANY

By:	/s/ Gretchen L. Holloway

Name:	Gretchen L. Holloway

Title:	Senior Vice President and Chief Financial Officer

Drafted by:

Milbank LLP

55 Hudson Yards

New York, NY 10001

After Recorded, Return to:

Dykema Gossett PLLC

10 South Wacker Drive, Suite 2300

Chicago, Illinois 60606

Attention: Carol O’Connell

Phone: 312-627-2303

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:	/s/ Stephanie A. Greene-Matthews

Name:	Stephanie A. Greene-Matthews

Title:	Vice President

ACKNOWLEDGMENT
STATE OF Michiean	)
COUNTY OF Wayne	) ss.
)works

On the 4th day of November, 2021, before me, the undersigned notary public, personally came Gretchen L. Holloway, Senior Vice President and Chief Financial Officer of International Transmission Company, a corporation organized under the laws of the State of Michigan, and acknowledged to me that she executed the foregoing instrument in her authorized capacity, and that by her signature on the instrument she, or the entity upon behalf of which she acted, executed the instrument.

By:	Sandira Darshini Stevens, Notary Public State of Michigan, County of Wayne My Commission Expires: September 16, 2027 Acting in the County of Wayne

Schedule 1

The recording information for the Mortgage Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture, each recorded in the Offices of the Register of Deeds in the Michigan counties as indicated, is as follows:

County	Mortgage	First	Second	Third	Fourth	Fifth	Sixth	Seventh	Eighth
	Indenture	Supplemental	Supplemental	Supplemental	Supplemental	Supplemental	Supplemental	Supplemental	Supplemental
		Indenture	Indenture	Indenture	Indenture	Indenture	Indenture	Indenture	Indenture

Huron	L991; P520	L992; P26	L993; P26	L1151; P497	L1237; P382	L1461; P187	L1494; P159	L1631; P92	L1677; P646

Lapeer	L1751; P1	L1752; P1	L1754; P1	L2149; P655	L2321; P59-161	L2662; P751	L2709; P605	L2950; P500	L3041; P552

Livingston	L4026; P332	L4027; P2	L4033; P2	L5061; P698	2008R-008653	2013R-031867	2014R-015178	2018R-006640	2019R-
021347
Macomb	L13839; P1	L13840; P1	L13850; P1	L17701; P311	L19260; P-58	L22320; P24	L22841; P258	L25264; P33	L26139; P611
					8041631	3118161
Monroe	L2520; P681	L2521; P1	L2524; P529	L3081; P27	2008R05323	2013R20523	2014R10690	2018R04383	2019R13712

Oakland	L30354; P1	L30355; P1	L30356; P1	L37303; P1	L40148; P164	L46188; P1	L47078; P564	L51641; P1	L53159; P691
				Doc # 34749		Doc # 209348
Sanilac	L774; P152	L775; P424	L777; P394	L939; P876	L1027; P737	L1214; P763	L1239; P222	L1364; P662	L1412; P80

St. Clair	L2846; P627	L2847; P753	L2903; P236	L3527; P42	L3828; P114-216	L4429; P1	L4508; P234	L4927; P96	L5087; P396

Tuscola	L942; P378	L943; P1	L944; P124	L1075; P261	L-1145; P181-	L1289; P64	L1308; P930	L1393; P188	L01429
				Doc #	283				P00003-
				200600878885	Doc#				00169
200800906082
Washtenaw	L4284; P485	L4284; P486	L4285; P136	L4547; P123	L4674; P536	L4993; P719	L5039; P 637	L5249; P466	L5316; P428
Doc. No.
6160249

Wayne	L38882; P1	L38882;	L38882;	L44455; P231	L47089; P647-749	L50962; P949	L51566; P765	L54265; P1111	L55221;
	L38882;	P1324	P1991						P800
	P149	L38882;	L38882;
	L38882;	P1377	P2031
	P289	L38882;	L38882;
	L38882;	P1433	P2066
	P439	L38882;	L38882;
	L38882;	P1492	P2104
	P584	L38882;	L38882;
	L38882;	P1549	P2145
	P733	L38882;	L38882;
	L38882;	P1604	P2181
	P880	L38882;	L38882;
	L38882;	P1661	P2220
	P1028	L38882;	L38882;
	L38882;	P1714	P2255
	P1175	L38882;	L38882;
	L38877;	P1771	P2294
	P102	L38882;	L38882;
	L38877;	P1826	P2330
	P247	L38882;	L38882;
	L38877;	P1882	P2368
	P395	L38882;	L38882;
		P1933	P2403

Exhibit A

DESCRIPTION OF PROPERTIES

The following properties of the Company, owned as of the date hereof, have been acquired by the Company subsequent to the date of the Eighth Supplemental Indenture:

See Attached.

Grantee	Track No.	Landowner/Grantor	Rights Acquired	Dated	County	Use	Recorded At
International Transmission
Company	3338	Advanced Disposal Services A	Easement	3/18/2020	Wayne	Substation	L 55922 p 410
International Transmission
Company	3410	Kidder Development LLC	Easement	6/9/2021	Lapeer		L 03210; P 00412
International Transmission		MoLand Investment Co. II,
Company	Island View	LLC	Warranty Deed	8/29/2019	Wayne	Substation	L55263 P212	(4 pgs.)
International Transmission						Vegetation Management	L26296 P600	(4 pgs)
Company	ASB-301	Filip Kola and Roze Kola	Voluntary Easement	9/13/2019	Macomb	Easement	NSI obtained
International			Covenant Deed				QCD - L 27119, P 837
Transmission			(recorded legal) and				(4pgs.)
			Quit Claim Deed				Covenant Deed L
Company	Crimson 1	Taurus Enterprises, Inc.	(measured legal)	10/13/2020	Macomb	Substation	27119, P 833 (4pgs.)
International			Covenant Deed				QCD - L 27119, P 829
Transmission			(recorded legal) and				(4pgs.)
			Quit Claim Deed				Covenant Deed L
Company	Crimson 2	Vitale Van Dyke & 29, LLC	(measured legal)	10/13/2020	Macomb	Substation	27119, P 825 (4pgs.)
International Transmission
Company	747-750-751	MM Beck	Voluntary Easement	6/24/2021	Oakland	Vegetation	L56698 P335
International Transmission		Cellco Partnership d/b/a
Company	ASB-1619	Verizon Wireless	Voluntary Easement	5/13/2021	Macomb	Vegetation	L27772 P649
International Transmission	Connors Creek					Underground
Company	UG	FCA US LLC	Voluntary Easement	1/15/2020	Wayne	communication	L55573 P311
International Transmission	Connors Creek
Company	OH	FCA US LLC	Voluntary Easement	1/15/2020	Wayne	Transmission Line	L55573 P292
International Transmission
Company	DIG Substation	Ford Motor Company	Voluntary Easement	1/31/2020	Wayne	Substations	L55573 P238
International Transmission
Company	DIG UG Line	Ford Motor Company	Voluntary Easement	1/31/2020	Wayne	UG Transmission	L55573 P274
International Transmission
Company	DIG OH Line	Ford Motor Company	Voluntary Easement	1/31/2020	Wayne	OH Transmission	L55573 P256
International Transmission
Company	Magneto	Robert Bosch LLC	Voluntary Easement	2/17/2020	Oakland	Substation	L53948 P801

EXHIBIT "A"

GRANTOR'S LAND

Wayne County Tax Parcel #77-070-99-0001-001

The West 3/4 of the Northwest 1/4 of Section 18, Town 1 South, Range 8 East, except the North 60 feet thereof; Also except that part described as: Beginning South 89 degrees 01 minute 44 seconds East 33 feet and South 00 degrees 17 minutes 34 seconds West 60 feet from the Northwest corner of Section 18;
thence South 00 degrees 17 minutes 34 seconds West 27 feet;
thence South 89 degrees 01 minute 44 seconds East 271.70 feet;
thence on a curve to the North, radius 5789.58 feet, arc 350.18 feet;
thence North 07 degrees 30 minutes 20 seconds East 100 feet on a curve to the South, radius 5669.58 feet, arc 342.93 feet; thence North 89 degrees 01 minute 44 seconds West 1064.53 feet the Point of Beginning;
Also except the West 60 feet thereof, except that part described as: Beginning South 00 degrees 17 minutes 34 seconds West 87 feet and South 89 degrees 01 minute 44 seconds East 33 feet from the Northwest corner of Section 18; thence South 00 degrees 17 minutes 34 seconds West 309.61 feet;
thence on a curve to the East, radius 5669.58 feet, arc 342.93 feet;
thence South 03 degrees 10 minutes 22 seconds East 100 feet; thence on a curve to the West, radius 5789.58 feet, arc 350.18 feet; thence North 00 degrees 17 minutes 34 seconds East 1101.80 feet;
thence North 89 degrees 01 minute 44 seconds West 27 feet to the Point of Beginning.

Wayne County Tax Parcel #77-071-99-0001-701

Part of the Southwest 1/4 of Section 18, Town 1 South, Range 8 East, described as **Beginning** at the West 1/4 corner of Section 18;
thence North 89 degrees 38 minutes 24 seconds East 2029.89 feet;
thence South 00 degrees 02 minutes 46 seconds West 1291.65 feet;
thence South 89 degrees 10 minutes 19 seconds West 666.25 feet;
thence along a curve to the left, radius 7571.81 feet, chord North 82 degrees 25 minutes 21 seconds West 1378.53 feet;
thence North 00 degrees 12 minutes 00 seconds East 1106.75 feet to the **Point of Beginning**.

DESCRIPTION OF EASEMENT AREA

Part of the Northwest 1/4 and part of the Southwest 1/4 of Section 18, Town 1 South, Range 8 East, Northville Township, Wayne County, Michigan, described as:

All that part of the Grantor's Land which lies within 75 feet on each side of the following Described Line:
Commencing at the Northwest corner of Section 18, Town 1 South, Range 8 East;
thence North 87 degrees 56 minutes 59 seconds East, along the North line of Section 18 and the centerline of Six Mile Road (width varies), 167.42 feet to the **Point of Beginning**;
thence South 02 degrees 44 minutes 48 seconds East 1952.78 feet;
thence South 02 degrees 34 minutes 49 seconds East 1921.28 feet to the **Point of Ending**, said point of ending lying distant North 02 degrees 31 minutes 49 seconds West, along the West line of Section 18 and the centerline of Napier Road, 1400.19 feet, and North 87 degrees 28 minutes 11 seconds East 167.07 feet from the Southwest corner of Section 18. The sidelines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land.

COPYRIGHT ©2019 McNEELY & LINCOLN ASSOCIATES, INC.

SHEET 2 OF 2

McNEELY&LINCOLN Associates,Inc.
CIVIL ENGINEERING & LAND SURVEYING
PH. (734) 432-9777 FAX (734) 432-9786
37741 PEMBROKE, LIVONIA, MICHIGAN, 48152
WWW.MNLINC.COM

For	ITC	Date	12/10/19
Scale	1"=600'	Drawn By	DPW
Job No.	8042.566	Checked By	MB

Note: Images are NOT accessible online Midas Interconnection Lori L Gebhardt 287 W. Nepessing Street, Suite 1 \ Lapeer County Register of Deeds Lapeer, MI 48446 4 810-667-0211 searchable index : Liber 572 www.ispeercountyweb.org v2 50 Copynght (c) 2020 DEKETQ, LLC www. deketo.com Indexes available 1/1/1801 thru 8/11/2021. Data uploaded 10:40PM 9/28/2021. Privacy Policy To view document images (if available), your web browser must allow new tabs or popups from this web site. EASEMENT Liber/Page 03210/00412 Returned To # Pages 6 ITC HOLDINGS CORPORATION Prior Match | Next Match Recorded 6/10/2021 8:36:17 AM 27175 ENERGY WAY Signed 6/9/2021 R B Returned 6/11/2021 NOVI MI 48377 etum to Browse Parties GRANTOR KIDDER DEVELOPMENT, LLC GRANTEE INTERNATIONAL TRANSMISSION COMPANY Legal Descriptions SEC 27 TO6N RI12E THE NE-NW-SW-SE OF THE SW QTR ALMONT TOWNSHIP (6-12) Parcel Numbers {001 027 012 01 Fees and Amounts [ $30.00 RECORDING FEE

PROPERTY:

(PER QUIT CLAIM DEED LIBER. 1067, PAGE. 866)

A PARCEL OF LAND LOCATED IN AND BEING A PART OF THE EAST 1/2 OF THE SOUTHWEST 1/4 OF SECTION 27, T6N, R12E, ALMONT TOWNSHIP, LAPEER COUNTY, MICHIGAN EXCEPT COMMENCING AT THE SOUTH 1/4 CORNER, THENCE S 88° W 254.93 FEET TO THE POINT OF BEGINNING, THENCE N 1° W 528.02 FEET, S 88° W 654.47 FEET, S 528.09 FEET, N 88° E 660 FEET TO THE POINT OF BEGINNING AND ALSO EXCEPTION S 528.02 FEET OF THE WEST 330 FEET THEREOF. CONTAINING 68.033 ACRES.

PARCEL ID NO.: 001-027-012-01

EASEMENT AREA:

COMMENCING AT THE SOUTH ONE-QUARTER CORNER OF SECTION 27, TOWN 6 NORTH, RANGE 12 WEST, ALMONT TOWNSHIP, LAPEER COUNTY, MICHIGAN, THENCE N05°21'08"W 1518.32 FEET ALONG THE NORTH-SOUTH ONE-QUARTER LINE OF SAID SECTION 27 AND CENTERLINE OF KIDDER ROAD (66 FEET WIDE) TO THE POINT OF BEGINNING; THENCE S84°39'04"W 119.41 FEET; THENCE N06°37'51"W 526.24 FEET; THENCE N07°51'01"W 620.97 FEET TO THE EAST-WEST ONE-QUARTER LINE OF SAID SECTION 27; THENCE N84°41'46"E 158.22 FEET ALONG SAID EAST-WEST ONE-QUARTER LINE TO THE CENTER OF SAID SECTION 27 AS MONUMENTED BY A LAPEER COUNTY MONUMENT AND RECORDED IN LIBER C9, PAGE 324, LAPEER COUNTY RECORDS; THENCE S05°21'08"E 1146.36 ALONG SAID NORTH-SOUTH ONE-QUARTER LINE AND SAID CENTERLINE OF KIDDER ROAD (66 FEET WIDE) TO THE POINT OF BEGINNING.

BASIS OF BEARINGS: MICHIGAN STATE PLANE COORDINATES, NAD83, SOUTH ZONE, INTERNATIONAL FEET.

ITC	MCA 800.525.6016 www.metroca.net	CLIENT: ITC TRANSMISSION	JOB: 1037-21-10275
			DATE: 4-30-2021
		PROJECT: ROBIN-WABASH 120kV MIDAS CUT	REV.: 5-7-2021
			SHEET: 2 OF 2

Island View 1 of 3 Bernard J. Youngblood Wayne County Register of Deeds 2019260026 L: 55263 P: 212 09/10/2018 10:21 AN up Total Pages: 4 TOO 0 00000 WARRANTY DEED WARRANTY DEED THE GRANTOR(S): MOLAND INVESTMENT CO. II, LLC, a Michigan limited liability company (the “Seller”), whose address is 2545 Beaufait, Detroit, Michigan 48207, conveys and warrants to INTERNATIONAL TRANSMISSION COMPANY, D/B/A ITCTRANSMISSION, a Michigan corporation, whose address is 27175 Energy Way, Novi, MI 48377, the following described premises situated in the City of Detroit, County of Wayne, State of Michigan: See Exhibit A attached hereto; together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in any way appertaining, including riparian rights, easements, rights-of-way, roadways, minerals and mineral rights, oil, gas and other hydrocarbon substances, water and water rights, timber and timber rights and air rights, for the amount set forth in the accompanying Real Estate Transfer Tax Valuation Affidavit. Public Act 591 of 1997 requires the following: this property may be located within the vicinity of farmland or a farm operation. Generally accepted agricultural and management practices which may generate noise, dust, odors and other associated conditions may be used and are protected by the Michigan Right to Farm Act. The Grantor grants the Grantee the right to make all division(s) under Section 108 of the Land Division Act, Act No. 288 of the Public Acts of 1967, as amended. Subject only to those encumbrances listed on Exhibit B. Dated this 77 Hay of August, 2019. [Signature and Acknowledgement Appear on the Following Page]

Island View page 2 of 3 GRANTOR: MOLAND INVESTMENT CO. II, LLC, a Michigan limited liability company By: Molnar Land Company, a Michigan corporation Its: Sole Member ) \ By. &. Mare rhobowa Name: E. Marie Molnar Its: President STATE OF MICHIGAN ) )SS. county of __ Oakland) The foregoing Warranty Deed was acknowledged before me this 9 Pay of August, 2019, by E. Marie Molnar, the President of Molnar Land Company, a Michigan corporation, the Sole Member of Moland Investment Co. II, LLC, a Michigan limited liability company, on behalf of said company. “DV Dba Hu, C I MELONY HENRY NOTARY PUBLIC, STATE OF Mi Notary Public ~ COUNTY OF GENESEE County, Michigan MY COMMISSION EXPIRES Jan 25, 2020 Acting in County ACTING IN COUNTY OF OUNTY OF Oa ullaencl_ My Commission Expires: County Treasurer’s Certificate City Treasurer’s Certificate Drafted By: When Recorded Return To: | Send Subsequent Tax Bills to: Rebecca L. Takacs Steve Cooper International Transmission Company, (P60335) ITC Holdings Corp. 27175 | d/b/a ITCTransmission ITC Holdings Corp. Energy Way Attn: Tax Department Novi, MI 48377 27175 Energy Way 27175 Energy Way . Novi, MI 48377 Novi, MI 48377 Recording Fee: Tax I.D. No.: 000253.001/Ward 15

Island View page 3 of 3 EXHIBIT A LEGAL DESCRIPTION OF THE PREMISES The land referred to in this policy is described as follows: City of Detroit, County of Wayne, State of Michigan A portion of the former Consolidated Rail Corporation Property lying within the following described land: Part of Lot 4 of the PLAT OF PART OF THE BEAUFAIT FARM, Private Claim No. 19, City of Detroit, Wayne County, Michigan, according to the plat thereof as recorded in Liber 30 of Deeds, page 3, Wayne County Records, lying between Charlevoix Avenue and Vernor Highway, East of Beaufait Avenue and being more particularly described as follows: Commencing at the intersection of the Northerly line of Vernor Highway (80.00 feet wide) with the Easterly line of Beaufait Avenue (70.00 feet wide), thence North 26 degrees 00 minutes 00 seconds West, along the Easterly line of said Beaufait Avenue, a distance of 354.44 feet to the Point of Beginning, thence continuing North 26 degrees 00 minutes 00 seconds West, along the Easterly line of said Beaufait Avenue, a distance of 475.00 feet to the point of intersection of said street line with the Southerly line of Charlevoix Avenue (60.00 feet wide), thence North 63 degrees 38 minutes 55 seconds East, along the Southerly line of said Charlevoix Avenue, a distance of 164.66 feet to a point on the West line of Desnoyers Resubdivision, according to the plat thereof as recorded in Liber 3 of Plats, on page 33, Wayne County Records, thence South 26 degrees 01 minute 32 seconds East, along part of the Westerly line of Desnoyers Resubdivision, according to the plat thereof as recorded in Liber 1 of Plats, on page 221, Wayne County Records, a distance of 478.30 feet, thence South 64 degrees 47 minutes 45 seconds West, a distance of 164.89 feet to the Point of Beginning. Commonly known as: 6500 Charlevoix, Detroit, Michigan res od 0 our offs on grument. No representation Ges owed 0 any other entities. : von 2 Not Examined Date 4 Le = g WAYNE COUNTY TREASURER Clerk A 5 Tras i to cerify thal there are i 0 delinquent pr this property for five yaars Parcel Identification No.: 000253.001/Ward 15 A-1

aT) HACE C0 DFORCORR. 0CT 23 2020 pik TEIN 10R This isto erty that according slot the nly Crimson 2 there page 1 of 3 of include current taxe S Row heing collected. Date 10 | 0 [AOAD 2133481 Face 1 LIBER 2711% PAGE B33 11/04/7200 11:35:51 AH. MACONE COUNTY, HI ¢ n FRED RILLER. REGISTER OF DEEDS 2 COVENANT DEED VITALE VAN DYKE & 29, LLC, a Michigan limited liability company ("Grantor"), whose address is 15525 Panther Lake Drive, Winter Garden, Florida 34787, hereby sells, conveys, grants and bargains to INTERNATIONAL TRANSMISSION COMPANY, a Michigan corporation (d/b/a ITCTransmission) ("Grantee"), whose address is 27175 Energy Way, Novi, Michigan 48377, the premises situated in the Township of Washington, Macomb County, Michigan, more specifically described as (the “Property”): See Exhibit A attached hereto for the sum set forth on the Real Estate Transfer Tax Valuation Affidavit filed herewith. Grantor, for itself, its successors and assigns, covenants, grants, bargains and agrees to and with Grantee, its successors and assigns, that, subject to and except for the encumbrances set forth on Exhibit B attached hereto (the “Permitted Exceptions”), Grantor has not done, committed or suffered to be done or committed any act, matter, or thing whatsoever, whereby the premises hereby granted, or any part thereof, is, or shall or may be, charged or encumbered in title, estate or otherwise. Grantor covenants to Grantee and agrees that Grantor shall warrant and defend the title to the Property conveyed unto Grantee, its successors and assigns, forever, against the lawful claims of all persons claiming by, through or under Grantor but against no other claims or persons whatsoever, subject, however to the Permitted Exceptions. If the Property being conveyed is unplatted, the following is deemed to be included: Grantor grants to Grantee the right to make all divisions under Section 108 of the Land Division Act, Act No. 288 of the Public Acts of 1967, as amended. This Property may be located within the vicinity of farmland or a farm operation. Generally accepted agricultural and management practices which may generate noise, dust, odors, and other associated conditions may be used and are protected by the Michigan Right to Farm Act. Dated as of: October 13, 2020 [Remainder of page intentionally left blank; Signature page follows] 086879.000241 4836-6683-0274.5 tiftcoMB co ’ 200CT23fMll06 RETDFORCORR. OCT 23 2020 recd mcoriB co '20N0V 2 fifiil 15 This is to certify that according to the County Treasurer ’ s records there are no tax liens on this property and that the taxes are paid for five years prior to the date on this instrument except 20 __ __ LAWRENCE ROCCA Macomb County Treasurer ______ This certification does not include current taxes now being coiiscted. Date_J. ^ ___ 2133481 PAfciE 1 OF 4 LIBER 27119 PAGE 833 11/04/2020 11:35:51 A.H. IIACOtiB COUNTY > HI FRED HILLER, REGISTER OF DEEDS SEAL 5 COVENANT DEED VITALE VAN DYKE & 29, LLC, a Michigan limited liability company (" Grantor "), whose address is 15525 Panther Lake Drive, Winter Garden, Florida 34787, hereby sells, conveys, grants and bargains to INTERNATIONAL TRANSMISSION COMPANY, a Michigan corporation (d/b/a YTCTransmissiori) (" Grantee "), whose address is 27175 Energy Way, Novi, Michigan 48377, the premises situated in the Township of Washington, Macomb County, Michigan, more specifically described as (the “ Property ” ): See Exhibit A attached hereto for the sum set forth on the Real Estate Transfer Tax Valuation Affidavit filed herewith. Grantor, for itself, its successors and assigns, covenants, grants, bargains and agrees to and with Grantee, its successors and assigns, that, subject to and except for the encumbrances set forth on Exhibit B attached hereto (the “ Permitted Exceptions ” ). Grantor has not done, committed or suffered to be done or committed any act, matter, or thing whatsoever, whereby the premises hereby granted, or any part thereof, is, or shall or may be, charged or encumbered in title, estate or otherwise. Grantor covenants to Grantee and agrees that Grantor shall warrant and defend the title to the Property conveyed unto Grantee, its successors and assigns, forever, against the lawful claims of all persons claiming by, through or under Grantor but against no other claims or persons whatsoever, subject, however to the Permitted Exceptions. If the Property being conveyed is unplatted, the following is deemed to be included: Grantor grants to Grantee the right to make all divisions under Section 108 of the Land Division Act, Act No. 288 of the Public Acts of 1967, as amended. This Property may be located within the vicinity of farmland or a farm operation. Generally accepted agricultural and management practices which may generate noise, dust, odors, and other associated conditions may be used and are protected by the Michigan Right to Farm Act. Dated as of: October 13, 2020 [Remainder of page intentionally left blank; Signature page follows] 086879.000241 4836-6683-0274.5

Crimson 2 Page 2 of 3 [SIGNATURE PAGE TO COVENANT DEED] GRANTOR: VITALE VAN DYKE & 29, LL.C, a Michigan limited liability company all LE ~~) yy By: ( Is Vd ys ( dala men Name: Providence Badalament Its: Manager STATE OF FLORIDA COUNTY OF namsl. The foregoing instrument was acknowledged before me by means of Brphysical presence bf or [J online notarization, this / 0 day of , 2020, by Providence Badalament, the Manager of Vitale Van Dyke & 29, LLC, a Michigan limited liability company, on behalf of the company. Affix Notary SEAL SRL CHARLES COTHRAN NBL & NOTARY PUBLIC o 9 . 3 [ZSTATE OF FLORIDA Vd , Notary Public “5 5 Comm# GG958938 My Commission ned 2-3 3 Expires 2/17/2024 Personally Known [J OR Produced Identification a Type of Identification Produced: yz, OL Online Notary: [J (Check Box if acknowledgment done by Online Notarization) THIS INSTRUMENT DRAFTED BY AND WHEN RECORDED RETURN TO: Dykema Gossett PLLC Attn: Milo R. Madole, Esq. 400 Renaissance Center Detroit, MI 48243 Signature Page to Covenant Deed [SIGNATURE PAGE TO COVENANT DEED] GRANTOR: VITALE VAN DYKE & 29, LLC, a Michigan limited liability company By: Name: Providence Badalament Manager Its: STATE OF FLORIDA (pAtiAUf^ COUNTY OF The foregoing instrument was acknowledged before me by means of B'pTiysical presence or □ online notarization, this of Vitale Van Dyke & 29, L ■,IU day of UCf , 2020, by Providence Badalament, the Manager LC, a Michigan limited liability company, on behalf of the company. Affix Notary SEAL CHARLES COTHRAN notary public |5STATE OF FLORIDA Comm# GG958938 Expires 2/17/2024 Personally Known □ OR Produced Identification I /__________________, Notary Public My Commission expires ^.-/ 3^2^ tu i>L Type of Identification Produced: Online Notary: □ (Check Box if acknowledgment done by Online Notarization) THIS INSTRUMENT DRAFTED BY AND WHEN RECORDED RETURN TO: Dykema Gossett PLLC Attn: Milo R. Madole, Esq. 400 Renaissance Center Detroit, MI 48243 Signature Page to Covenant Deed

Crimson 2 Page 3 of 3 EXHIBIT A LEGAL DESCRIPTION Parcel 1: A parcel of land located in the Southwest 1/4 of Section 14, Town 4 North, Range 12 East, Washington Township, Macomb County, Michigan, and being more particularly described as follows: Beginning at the West 1/4 corner of said Section 14; Thence South 02 degrees 10 minutes 19 seconds East 923.50 feet along the West line of Section 14; Thence North 87 degrees 15 minutes 44 seconds East 773.80 feet to the Westerly railroad right of way for Grand Trunk Western Railroad; Thence along said Westerly right of way 657.86 feet along the arc of a curve concave to the West (radius = 6,144.00 feet) whose long chord is described as bearing North 11 degrees 12 minutes 34 seconds East 657.55 feet and North 08 degrees 08 minutes 32 seconds East 298.91 feet to the East-West 1/4 line of Section 14; Thence South 86 degrees 46 minutes 48 seconds West 979.62 feet along the East-West 1/4 line of Section 14 to the point of beginning. Parcel 2: A parcel of land located in the Southwest 1/4 of Section 14, Town 4 North, Range 12 East, Washington Township, Macomb County, Michigan, and being more particularly described as follows: Commencing at the West 1/4 corner of said Section 14; Thence South 02 degrees 10 minutes 19 seconds East 923.50 feet along the West line of Section 14; Thence North 87 degrees 15 minutes 44 seconds East 878.30 feet to the Easterly right-of-way line of Grand Trunk Western Railroad, also being the point of beginning; Thence extending North 87 degrees 15 minutes 44 seconds East 1286.40 feet to the Westerly right-of-way line of M-53; Thence 955.92 feet along the arc of a curve concave to the West (radius = 3,694.72 feet) whose long chord is described as bearing North 05 degrees 45 minutes 53 seconds East 953.26 feet along the Westerly right-of-way line of M-53 to the East-West 1/4 line of Section 14; Thence South 86 degrees 46 minutes 48 seconds West 1214.97 feet along the East-West 1/4 line of Section 14 to the Easterly right-of-way line of Grand Trunk Western Railroad; Thence along the Easterly right-of-way line of Grand Trunk Western Railroad South 08 degrees 08 minutes 32 seconds West 319.00 feet and 637.99 feet along the arc of a curve concave to the West (radius = 6,244.00 feet) whose long chord is described as bearing South 11 degrees 04 minutes 09 seconds West 637.71 feet to the point of beginning. Common address: 63910 Van Dyke Tax Parcel No.: 24=04=14=300=020" EXHIBIT A LEGAL DESCRIPTION Parcel 1: A parcel of land located in the Southwest 1/4 of Section 14, Town 4 North, Range 12 East, Washington Township, Macomb County, Michigan, and being more particularly described as follows: Beginning at the West 1/4 corner of said Section 14; Thence South 02 degrees 10 minutes 19 seconds East 923.50 feet along the West line of Section 14; Thence North 87 degrees 15 minutes 44 seconds East 773.80 feet to the Westerly railroad right of way for Grand Trunk Western Railroad; Thence along said Westerly right of way 657.86 feet along the arc of a curve concave to the West (radius = 6,144.00 feet) whose long chord is described as bearing North 11 degrees 12 minutes 34 seconds East 657.55 feet and North 08 degrees 08 minutes 32 seconds East 298.91 feet to the East-West 1/4 line of Section 14; Thence South 86 degrees 46 minutes 48 seconds West 979.62 feet along the East-West 1/4 line of Section 14 to the point of beginning. Parcel 2: A parcel of land located in the Southwest 1/4 of Section 14, Town 4 North, Range 12 East, Washington Township, Macomb County, Michigan, and being more particularly described as follows: Commencing at the West 1/4 corner of said Section 14; Thence South 02 degrees 10 minutes 19 seconds East 923.50 feet along the West line of Section 14; Thence North 87 degrees 15 minutes 44 seconds East 878.30 feet to the Easterly right-of-way line of Grand Trunk Western Railroad, also being the point of beginning; Thence extending North 87 degrees 15 minutes 44 seconds East 1286.40 feet to the Westerly right-of-way line of M-53; Thence 955.92 feet along the arc of a curve concave to the West (radius = 3,694.72 feet) whose long chord is described as bearing North 05 degrees 45 minutes 53 seconds East 953.26 feet along the Westerly right-of-way line of M-53 to the East-West 1/4 line of Section 14; Thence South 86 degrees 46 minutes 48 seconds West 1214.97 feet along the East-West 1/4 line of Section 14 to the Easterly right-of-way line of Grand Trunk Western Railroad; Thence along the Easterly right-of-way line of Grand Trunk Western Railroad South 08 degrees 08 minutes 32 seconds West 319.00 feet and 637.99 feet along the arc of a curve concave to the West (radius = 6,244.00 feet) whose long chord is described as bearing South 11 degrees 04 minutes 09 seconds West 637.71 feet to the point of beginning. [T Common address : 63 910 Van Dyke I o t £. X Tax Parcel No.: 24-0 ! t :T !! t-3OOTfiVJ A-l

RECT HPCOHE 00 7 Crimson 1 This is to certify that according to the County [7298 1 73 Treasurer's records there are no tax liens on this property and that the t; pp for five years pror 0 the 0 ite an this instrument on 20.______ho 83 429. LAWRENCE ROCCA Treasurer BY. lok otinclude current taxes now Mb atin res [2530 : § 2133479 FAGE 1 OF 4 LIBER 27119 FAGE B25 L1/0473020 11:35:51 AH. MACOHE COUNTY HI SE | COVENANT DEED FRED HILLERs REGISTER OF DEEDS TAURUS ENTERPRISES, INC., a Michigan corporation ("Grantor"), whose address is 15525 Panther Lake Drive, Winter Garden, Florida 34787, hereby sells, conveys, grants and bargains to INTERNATIONAL TRANSMISSION COMPANY, a Michigan corporation (d/b/a ITCTransmission) ("Grantee"), whose address is 27175 Energy Way, Novi, Michigan 48377, the premises situated in the Township of Washington, Macomb County, Michigan, more specifically described as (the “Property”): See Exhibit A attached hereto for the sum set forth on the Real Estate Transfer Tax Valuation Affidavit filed herewith. Grantor, for itself, its successors and assigns, covenants, grants, bargains and agrees to and with Grantee, its successors and assigns, that, subject to and except for the encumbrances set forth on Exhibit B attached hereto (the “Permitted Exceptions”), Grantor has not done, committed or suffered to be done or committed any act, matter, or thing whatsoever, whereby the premises hereby granted, or any part thereof, is, or shall or may be, charged or encumbered in title, estate or otherwise. Grantor covenants to Grantee and agrees that Grantor shall warrant and defend the title to the Property conveyed unto Grantee, its successors and assigns, forever, against the lawful claims of all persons claiming by, through or under Grantor but against no other claims or persons whatsoever, subject, however to the Permitted Exceptions. If the Property being conveyed is unplatted, the following is deemed to be included: Grantor grants to Grantee the right to make all divisions under Section 108 of the Land Division Act, Act No. 288 of the Public Acts of 1967, as amended. This Property may be located within the vicinity of farmland or a farm operation. Generally accepted agricultural and management practices which may generate noise, dust, odors, and other associated conditions may be used and are protected by the Michigan Right to Farm Act. Dated as of: October 13, 2020 [Remainder of page intentionally left blank; Signature page follows] 086879.000241 4811-1761-1469.2 Run mm co 'SOOCTcSwliOS This is to certify that according to the County Treasurer ’s records there are no tax liens on this property and that the taxes are paid for five years prior to the date on this instrument except 20. -------Noiim, LAWRENCE ROCCA Macomb County Treasurer BY... I his certification does not include current taxes now being collected. Date \*> D'bj P- RETD FOR CORR. OCT 2 3 2020 recb mentis co ’20N0V 2 fttiii 14 o 2:1334/9 PAGE 1 OF 4 LIBER 27119 PAGE 825 11/04/2020 11:35:51 A,H» I1AC0HB COUNTY» III FRED MILLER» REGISTER OF DEEDS SEAL 1 COVENANT DEED TAURUS ENTERPRISES, INC., a Michigan corporation ("Grantor"), whose address is 15525 Panther Lake Drive, Winter Garden, Florida 34787, hereby sells, conveys, grants and bargains to INTERNATIONAL TRANSMISSION COMPANY, a Michigan corporation (d/b/a ITCTransmission) ("Grantee"), whose address is 27175 Energy Way, Novi, Michigan 48377, the premises situated in the Township of Washington, Macomb County, Michigan, more specifically described as (the “Property”): See Exhibit A attached hereto for the sum set forth on the Real Estate Transfer Tax Valuation Affidavit filed herewith. Grantor, for itself, its successors and assigns, covenants, grants, bargains and agrees to and with Grantee, its successors and assigns, that, subject to and except for the encumbrances set forth on Exhibit B attached hereto (the “Permitted Exceptions”). Grantor has not done, committed or suffered to be done or committed any act, matter, or thing whatsoever, whereby the premises hereby granted, or any part thereof, is, or shall or may be, charged or encumbered in title, estate or otherwise. Grantor covenants to Grantee and agrees that Grantor shall warrant and defend the title to the Property conveyed unto Grantee, its successors and assigns, forever, against the lawful claims of all persons claiming by, through or under Grantor but against no other claims or persons whatsoever, subject, however to the Permitted Exceptions. If the Property being conveyed is unplatted, the following is deemed to be included: Grantor grants to Grantee the right to make all divisions under Section 108 of the Land Division Act, Act No. 288 of the Public Acts of 1967, as amended. This Property may be located within the vicinity of farmland or a farm operation. Generally accepted agricultural and management practices which may generate noise, dust, odors, and other associated conditions may be used and are protected by the Michigan Right to Farm Act. Dated as of: October 13, 2020 [Remainder of page intentionally left blank; Signature page follows] 086879.000241 4811-1761-1469.2 X V

Crimson 1 - Page 2 of 3 [SIGNATURE PAGE TO COVENANT DEED] GRANTOR: TAURUS ENTERPRISES, INC., a Michigan corporation cae.) p — : vy (don donee Cndalime 75 Name: Providence Badalament Its: President STATE OF FLORIDA COUNTY OF OA E The foregoing instrument was acknowledged before me by means ATT physical presence or [J online notarization, this lo day of cf. 2020, by Providence Badalament, the President of Taurus Enterprises, Inc., a Michigan corporation, on behalf of the corporation. Affix Notary SEAL 8) 40, CHARLES COTHRAN mh 2 NOTARY PUBLIC 5 |= STATE OF FLORIDA , Notary Public g Commit GG958038 M A expires: 2 ~/7~Fe % Expires 2/17/2024 4 P Personally Known [J OR Produced Identification 1 Type of Identification Produced: LF DL Online Notary: [1 (Check Box if acknowledgment done by Online Notarization) THIS INSTRUMENT DRAFTED BY AND WHEN RECORDED RETURN TO: Dykema Gossett PLLC Attn: Milo R. Madole, Esq. 400 Renaissance Center Detroit, MI 48243 Signature Page to Covenant Deed [SIGNATURE PAGE TO COVENANT DEED] GRANTOR: TAURUS ENTERPRISES, INC., a Michigan coiporation I'r./ftZYL&L- By: <yu2- Providence Badalament Name: President Its: STATE OF FLORIDA it)/WG£. COUNTY OF The foregoing instrument was acknowledged before me by means physical presence or □ online notarization, this [p day of 0Cf~~ , 2020, by Providence Badalament, the President of Taurus Enterprises, Inc., a Michigan corporation, on behalf of the corporation. Affix Notary SEAL CHARLES COTHRAN NOTARY PUBLIC 5 STATE OF FLORIDA * Comm# GG958938 Expires 2/17/2024 Personally Known □ OR Produced Identification IE'- mm mm i '_________________ , Notary Public My Commission expires: A-'ty' Type of Identification Produced: Online Notary: □ (Check Box if acknowledgment done by Online Notarization) THIS INSTRUMENT DRAFTED BY AND WHEN RECORDED RETURN TO: Dykema Gossett PLLC Attn: Milo R. Madole, Esq. 400 Renaissance Center Detroit, MI 48243 Signature Page to Covenant Deed

Crimson 1 page 3 of 3 EXHIBIT A LEGAL DESCRIPTION West Parcel: A parcel of land located in the Southwest 1/4 of Section 14, Town 4 North, Range 12 East, Washington Township, Macomb County, Michigan, and being more particularly described as follows: Commencing at the West 1/4 corner of said Section 14; Thence South 02 degrees 10 minutes 19 seconds East 923.50 feet along the West line of Section 14 to the point of beginning; Thence extending South 02 degrees 10 minutes 19 seconds East 396.00 feet along the West line of Section 14; Thence North 87 degrees 16 minutes 41 seconds East 637.35 feet to the Westerly line of an abandoned railroad right of way; Thence along the Westerly line of said abandoned right of way 356.01 feet along the arc of a curve concave to the Northwest (radius=5689.58 feet) whose chord is described as North 17 degrees 10 minutes 04 seconds East 355.95 feet; And along another curve along said abandoned right of way line 64.39 feet along the arc of a curve concave to the Northwest (radius=6144.00 feet) whose chord is described as North 14 degrees 34 minutes 38 seconds East 64.39 feet; Thence South 87 degrees 15 minutes 44 seconds West 773.60 feet to the point of beginning. East Parcel: A parcel of land located in the Southwest 1/4 of Section 14, Town 4 North, Range 12 East, Washington Township, Macomb County, Michigan, and being more particularly described as follows: Commencing at the West 1/4 corner of said Section 14; Thence South 02 degrees 10 minutes 19 seconds East 923.50 feet along the West line of Section 14; Thence North 87 degrees 15 minutes 44 seconds East 878.30 feet to the point of beginning, said point being on the Easterly line of an abandoned railroad; Thence extending North 87 degrees 15 minutes 44 seconds East 1286.40 feet to the Westerly right of way line for M-53; Thence 340.43 feet along the arc of a curve concave to the Northwest (radius=3694.72 feet) whose chord is described as South 16 degrees 24 minutes 54 seconds West 417.52 feet along said Westerly right of way line of M-53; Thence South 87 degrees 17 minutes 43 seconds West (recorded) South 87 degrees 17 minutes 14 seconds West (measured) 1285.90 feet to the Easterly right of way line of an abandoned railroad; Thence 320.91 feet along the arc of a curve concave to the Northwest (radius=5789.58 feet) whose chord is North 16 degrees 57 minutes 15 seconds East 320.87 feet; And along another curve along said Easterly right of way line of abandoned railroad right of way 96.02 feet to the point of beginning. Common address: 63522 Van Dyke Tax Parcel No.: 240434300022 EXHIBIT A LEGAL DESCRIPTION West Parcel: A parcel of land located in the Southwest 1/4 of Section 14, Town 4 North, Range 12 East, Washington Township, Macomb County, Michigan, and being more particularly described as follows: Commencing at the West 1/4 corner of said Section 14; Thence South 02 degrees 10 minutes 19 seconds East 923.50 feet along the West line of Section 14 to the point of beginning; Thence extending South 02 degrees 10 minutes 19 seconds East 396.00 feet along the West line of Section 14;Thence North 87 degrees 16 minutes 41 seconds East 637.35 feet to the Westerly line of an abandoned railroad right of way; Thence along the Westerly line of said abandoned right of way 356.01 feet along the arc of a curve concave to the Northwest (radius=5689.58 feet) whose chord is described as North 17 degrees 10 minutes 04 seconds East 355.95 feet; And along another curve along said abandoned right of way line 64.39 feet along the arc of a curve concave to the Northwest (radius=6144.00 feet) whose chord is described as North 14 degrees 34 minutes 38 seconds East 64.39 feet; Thence South 87 degrees 15 minutes 44 seconds West 773.60 feet to the point of beginning. East Parcel: A parcel of land located in the Southwest 1/4 of Section 14, Town 4 North, Range 12 East, Washington Township, Macomb County, Michigan, and being more particularly described as follows: Commencing at the West 1/4 corner of said Section 14; Thence South 02 degrees 10 minutes 19 seconds East 923.50 feet along the West line of Section 14; Thence North 87 degrees 15 minutes 44 seconds East 878.30 feet to the point of beginning, said point being on the Easterly line of an abandoned railroad; Thence extending North 87 degrees 15 minutes 44 seconds East 1286.40 feet to the Westerly right of way line for M-53; Thence 340.43 feet along the arc of a curve concave to the Northwest (radius=3694.72 feet) whose chord is described as South 16 degrees 24 minutes 54 seconds West 417.52 feet along said Westerly right of way line of M-53; Thence South 87 degrees 17 minutes 43 seconds West (recorded) South 87 degrees 17 minutes 14 seconds West (measured) 1285.90 feet to the Easterly right of way line of an abandoned railroad; Thence 320.91 feet along the arc of a curve concave to the Northwest (radius=5789.58 feet) whose chord is North 16 degrees 57 minutes 15 seconds East 320.87 feet; And along another curve along said Easterly right of way line of abandoned railroad right of way 96.02 feet to the point of beginning. Common address: 63522 Van Dyke IdilJ Tax Parcel No . : ' 24 4) 4 ' ■ I T Q2>2 »* A-l

.... .LIBER 56698 PAGE 339 =... _. .. 747-750-751 Magneto Substation GRANTOR'S LAND: Land situated in the Township of Commerce, Oakland County, Michigan, and more particularly describe as follows: A port of the Northwest 174 of Section 33, Town 2 North, Range 8 East, Commerce Township, Oakland County, Michigan; being more particularly described as commencing at the West 1/4 Comer of said Section 33, for a Point of Beginning; thence North 00-39'd42" East, 972.57 feet. along the West line of said Section 33 and the centerline of Beck Road, to the centerline of Maple Road and the Southwest corner of "Mapleridge Meadows", as recorded in Liber 215 of Plats, on page 34, 35 and 36, Qakland County Records, (said point being South 00-3342” West 1663.47 feet from the Northwest Corner of said Section 33): thence South 83"07'04” East, 1387.31 feet, (recorded as North 83"17'11" West), along the centerline of said Maple Road and the Southerly line of said "Mopleridge Meadows”; thence South 83"35'21” East, 318.27 feet, along ihe centerline of said Maple Rood; thence South 07"08'18" West, 422.77 feet. (previously described as South 07"14'30” West, 419.07 feet), io the Northerly right-of-way of said C.OE. Roiropd (50.00' wide); thence South 78"53'27" West, 106.35 feet, along the Northerly right-of-way of said COE. Railroad; thence 355.71 feet along a curve to the left, said curve having a radius of 2785.88 feet, a central angle of 07"18'57" and a chord bearing and distance of South 75:13'59" West, 355.47 feet, along the Northerly right-of-way of said C.OE. Railroad: thence South 71"34'30" West, 777.72 feet, along the Northerly right-of-way of said C.OE. Railroad to the East and West 1/4 line of said Section 33; thence North 89"18'13” West 466.39 feet, {previously described as North 89"00'00" West, 466.65 feet), along the East and West 1/4 line of said Section 33, to the Point of Beginning. EXCEPT commencing at the West 1/4 Corner of said Section 33; thence North 00-3942" East, 895.54 feet, along the West line of soid Section 33 and the centerline of Beck Rood; thence South 89"20'18" East, 33.00 feet, io the Point of Beginning; thence North 00-3942" East, 40.24 feet, along the Easterly line of said Beck Rood, to the Southerly line of Maple Rood; thence South 83"07'04" East, 150.89 feet, along the Southerly line of said Maple Rood; thence South 00-3942" West, 10.06 feet; thence North 83"07'04" West, 100.59 feet; thence South 00"39'42" West, 30.18 feet; thence North 83"07'04" West, 50.30 feet, to the Point of Beginning. All of the above containing 28.170 acres. All of the above being subject easements, restrictions and right-of-ways of record. Al of the above being subject to the rights of the public in Beck Road and Maple Rood. Tax 1D#:17-33-151-016 PERMANENT EASEMENT: Al that part of the above described Grantor's Parcel which lies within Eighty-Five (85) feet South of and Seventy-Five (75) feet North of the following described line: Commencing at the West 1/4 corner of Section 33, Town 2 North, Range 8 East, Commerce Township, Oakland County, Michigan, thence s03-2¢'09"E 227.01 feet along the West ling of said Section 33 to the POINT O- BEGINNING of said line; thence NGT50'37"E 658.72 feet; thence N68"17'03"E 713.86 feet; thence N73"44'33"E 642.91 feet to the POINT OF ENDING of said line. The side lines of said easement shall be extended or shortened to meet at angle points, and to ierminaie at the boundaries of the above described Grantor's Land. Tax ID# 17-33-151-016 CLIENT: JOB: 1037-11-5482 FEN 2a 2a” cand ITC DATE. 4-2-12 EJ I | PROJECT: PEV. 5-21-12 WIXOM - BLOOMFIELD TRANSMISSION LINE rev: 2-25-16 COUNTY. OAKLAND 1. Ivemo CONSULTING ASSOOATES [om or ve Michigan 1 Ohio Indiana CHECK BY: MT 800.525.6016 www. metroca.net SHEET: 2 (F 2

Conners Creek UG UNDERGROUND EASEMENT #1 A 20.00 foot wide strip of land, being part of Private Claim No. 26, City of Detroit, Wayne County, Michigan, lying 10.00 feet on each side of the following described centerline: Commencing at the intersection of the East line of St. Jean Avenue (as platted, 66 feet wide) with the South line of Warren Avenue (105 feet wide); thence South 64°03'22" West, along the South line of Wamen Avenue 3.06 feet to the Point of Baginning; thence South 25°46'06" East 1669.64 feet; thence South 25°24'35" East 1511.60 feet to the Point of Ending, sald point lying South 44°38'55" West, along the North line of Mack Avenue (width varies), 143.96 feet from the intersection of the East fine of St. Jean Ave (as widened) with the Norlh line of Mack Avenue. Side lines of said easement shall be extended or shortened to terminate at the South line of Warren Avenue and at the North line of Mack Avenue. UNDERGROUND EASEMENT #2 A 20.00 foot wide strip of land, being part of Private Claim No. 26, City of Detroit, Wayne County, Michigan, lying 10.00 feet on each side of the following described centerline: Commencing at the intersection of the East fine of St. Jean Avenue (as platted, 66 feet wide) with the North line of Kercheval Avenue (80 feet wide); thence South 61°44'37" West, along the North line of Kercheval Avenue, 19,89 feet to the Point of Beginning; thence North 25°53'52" West 833.69 feet; thence South 64°23'27" West 196.50 feet to the East line of the North-South alley (20 feet wide), first West of St. Jean Avenue and the Point of Ending. Side lines of said easement shall be extended or shortened to terminate at the West line of St. Jean Avenue, at the South line of East Vernor Highway, at said East line of the North- South alley (20 feet wide), first West of St. Jean Avenue and at the North line of Kercheval Avenue. ; y SHEET 4 OF 4 MCENEELY&LINCOLN Associates, Inc. For Tc Date __ 10/16/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 Scale NA Drown By OPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 . __B042.791 WWWMNLING. COM Job No 8042.7 Checked By __MB

Connors Creek OH Transmission Line EXHIBIT "B" GRANTOR’S LAND (Specific to St. Jean, etc. street and alley vacations; Grantor owns more land) All that land described in City Council Petition Number 742, as recorded in Liber 55078, Page 841, Wayne County Records, and including the following: St. Jean Avenue (width varies) from the South line of Warren Avenue (105 feet wide) to the North line of Mack Avenue (width varies); St. Jean Avenue (66 feet wide) from the South line of Mack Avenue (width varies) to the North line of Kercheval Avenue (80 feet wide); Canfield Avenue (60 feet wide) from the East line of St. Jean to the East line of the North-South alley (20 feet wide) first West of St. Jean; Goethe Avenue (60 feet wide) from the East line of St. Jean to the East line of the North-South alley (20 feet wide) first West of St. Jean; East Vernor Highway (60 feet wide) from the East line of St. Jean to the East line of the North-South alley (20 feet wide) first West of St. Jean; East 19 feet of East-West alley (18 feet wide) in the block bounded by Kercheval, East Vernor, Beniteau Avenue (70 feet wide) and St. Jean. OVERHEAD LINES EASEMENT AREA Part of Private Claim No. 26, City of Detroit, Wayne County, Michigan, described as: All that part of the above described Grantor's Land which lies within 75.00 feet on each side of the following described line: Commencing at the intersection of the East line of St. Jean Avenue (as platted, 66 feet wide) and the North line of Kercheval Avenue (80 feet wide); thence North 61°44°37” East, along the North line of Kercheval Avenue, 305.69 feet to the Point of Beginning; thence North 44°19'05” West 199.62 feet; thence North 45°26'46” West 445.98 feet; thence North 34°47°12” West 599.23 feet; thence North 25°47'21” West 652.90 feet: thence North 25°45'59” West 598.38 feet; thence North 25°26'16” West 414.75 feet; thence North 25°47°00” West 410.94 feet; thence North 12°55'48” West 619.28 feet to the Point of Ending, said point lying North 44°38'55” East, along the South line of Mack Avenue (width varies), 159.46 feet from the intersection of the South line of Mack Avenue with the East line of St. Jean Avenue (as platted, 66 feet wide). The side lines of the above described easement shall be extended or shortened to terminate at the boundaries of the above described Grantor's Land. SHEET 2 OF 2 fcorrrichT ©2019 McNEELY & LINCOLN ASSOCIATES, INC. MCNEELY &LINCOLN Associates,Inc. For Ire Date __10/16/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 Scale NA Drawn By ~_DPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 WWW.MNLING COM Job No. __ 8042.791 Checked By _ MB

DIG substation pg 1 of 3 EXHIBIT "A" GRANTOR'S LAND City of Dearborn Tax Parcel #82-10-201-02-007 Land In Private Claim 28, City of Dearborn, Wayne County, Michigan, described as: [Commencing] at the Intersection of the Northerly Right of Way line of the Relocated Rouge River Channel and the Easterly Right of Way line of the now or formerly Consolidated Rail Corp, Right of Way (100 feet wide); thence North 28 degrees 04 minutes 30 seconds West 3765.49 feet along the sald Easterly Right of Way Ine; thence North 61 degrees 51 minutes 47 seconds East 2186 fest; thence South 28 degrees 06 minutes 25 seconds East 60 feet; thence North 58 degrees 29 minutes 47 seconds East 1021 feet; thence North 32 degrees 10 minutes 07 seconds West 83.41 feet; thence North 61 degrees 51 minutes 47 seconds East 1602.23 feet to the true Point of Beginning; thence North 28 degrees 06 minutes 26 seconds West 1698.42 fest; thence Norih 61 degrees 51 minutes 47 seconds East 622.57 feet; thence South 28 degrees 34 minutes 25 seconds East 329.51 feet; thence South 28 degrees 06 minutes 26 seconds East 1359 feet; thence South 81 degrees 51 minutes 47 seconds West 150 feet; thence South 28 degrees 06 minutes 25 seconds East 10 feet; thence South 81 degrees 51 minutes 47 seconds West 481 feet to the true Point of Beginning. City of Dearborn Tax Parcel #82-10-282-02-003 Land in Private Claim 28, Clty of Dearborn, Wayne County, Michigan, described as: Commencing at the Intersection of the Northerly line of Dix Avenue and the Westerly line of Miller Road; thence North 28 degrees 07 minutes 15 seconds West 3239.79 feet to the Point of Beginning; thence North 28 degrees 07 minutes 15 seconds West 608.24 feet; thence South 81 degrees 53 minutes 02 seconds West 150.00 feet; thence South 28 degrees 07 minutes 16 seconds East 10 feet; thence South 61 degrees 53 minutes 02 seconds West 839.98 feet; thence South 28 degrees 10 minutes 29 seconds East 165,10 feet; thence North 61 degrees 52 minutes 08 seconds East 286.98 feet; thence South 27 degrees 58 minutes 19 seconds East 329.52 feet; thence North 61 degrees 40 minutes 23 seconds East 87.25 feet; thence South 14 degrees 42 minutes 58 seconds East 1.87 feet; thence North 62 degrees 07 minutes 43 seconds East 17.89 feet; thence South 22 degrees 19 minutes 52 seconds East 2.13 feet; thence North 61 degrees 53 minutes 02 seconds East 599.20 feet to the Polnt of Beginning. SUBSTATION 99 / CONTROL BUILDING EASEMENT AREA Land in Private Claim 28, City of Dearborn, Wayne County, Michigan, described as: Commencing at a monument in a monument box located at the intersection of the centerline of Michigan Avenue (120 feet wide) and the centerline of Miller Road (66 feet wide), sald centerline of Miller Road also being the North-South 1/4 line of Section 17, Township 2 South, Range 11 East; thence along sald centerline of Miller Road South 01 degree 47 minutes 02 seconds East 934,56 feet to a monument in a hand hole located at the Southwest comer of the Northeast 1/4 of Section 17, Township 2 South, Range 11 East; thence South 27 degrees 21 minutes 01 second East 5200.13 feet to a point on the East line of Private Claim 28; thence along said East line South 28 degrees 07 minutes 15 seconds East 633.08 feet; thence South 61 degrees 52 minutes 45 seconds West 330.49 feet to the Point of Beginning; thence South 28 degrees 07 minutes 15 seconds East 60.00 feet; thence North 61 degrees 52 minutes 45 seconds East 55.00 feet; thence South 28 degrees 07 minutes 15 seconds East 83.71 feet; thence South 61 degrees 52 minules 45 seconds West 55.00 feet; thence South 28 degrees 07 minutes 15 seconds East 60.00 feet; thence South 61 degrees 52 minutes 45 seconds West 44.66 feet; thence North 28 degrees 07 minutes 15 seconds West 52.17 feet; thence South 61 degrees 52 minutes 45 seconds West 22,52 feet; thence South 28 degrees 07 minutes 16 seconds East 6.19 feet; thence South 61 degrees 52 minutes 45 seconds West 18.30 feet; thence North 28 degrees 07 minutes 15 seconds West 6.19 fest; thence South 61 degrees 52 minutes 45 seconds West 9.51 feet; thence North 28 degrees 07 minutes 15 seconds West 100.93 feet; thence North 61 degrees 52 minutes 45 seconds East 9.51 feet; thence North 28 degrees 07 minutes 15 seconds West 6.25 feet; thence North 61 degrees 52 minutes 45 seconds East 18.30 fest; thence South 28 degrees 07 minutes 15 seconds East 6.25 fest; thence North 61 degrees 52 minutes 45 seconds East 22.52 feet; thence North 28 degrees 07 minutes 15 seconds West 60.62 feet; thence North 61 degrees 52 minutes 45 seconds East 44.66 feet to the Point of Beginning, COPYRIGHT ©2019 McNEELY & LINCOLN ASSOCIATES, INC. SHEET 4 OF 6 MCNEELY &LINCOLN Associates,Inc. For ITC Date ___08/06/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 Scale — NA Drawn By DPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 iy INLINE COM Job No. ___8042.747 Checked By _ MRD

DIG Substation page 2 of 3 EXHIBIT "A" GRANTOR’S LAND City of Dearborn Tax Parcel #82-10-201-02-001 Land In Private Claims 33, 42, 43, 99, 29 [and 28], City of Dearborn, Wayne County, Michigan, described as: {Commencing} at the intersection of the Northerly Right of Way line of the Relocated Rouge River Channel and the Easterly Right of Way line of the now or formerly Consolidated Rail Corp. Right of Way (100 feet wide); thence North 28 degrees 04 minutes 30 seconds West 4605.49 feet along the said Easterly Right of Way line; thence North 17 degrees 03 minutes 53 seconds East 100.35 feet; thence North 02 degrees 00 minutes 09 seconds West 270 feel fo the true Point of Beginning; thence North 02 degrees 00 minutes 09 seconds West 1393.99 feet; thence North 88 degrees 17 minutes 25 seconds East 17 feet; thence Norlh 01 degree 42 minutes 35 seconds West 298.66 feet; thence North 34 degrees 24 minutes 25 seconds East 717.45 feet; thence on a curve to the left 776.98 feet (radius 43,160.80 feet and chord bears North 33 degrees 36 minutes 25 seconds East 776.97 feet); thence on a curve to the left 924.63 feet (radius 43,160.80 feet and chord bears North 32 degrees 28 minutes 38 seconds East 924.61 feet); thence South 58 degrees 20 minutes 57 seconds East 188.46 feet; thence North 38 degrees 49 minutes 20 seconds East 627.71 feet; thence North 11 degrees 03 minutes 03 seconds West 222,21 feet; thence North 78 degrees 56 minutes 47 seconds East 110.17 feet; thence North 78 degrees 58 minutes 12 seconds East 1658.22 feet; thence South 28 degrees 06 minutes 25 seconds East 1045.67 feet; thence South 29 degrees 34 minutes 25 seconds East 723.33 feel; thence South 61 degrees 51 minutes 47 seconds West 978.57 feet; thence North 28 degrees 06 minutes 25 seconds Wast 1050 feet; thence North 46 degrees 49 minutes 27 seconds West 291.38 feet; thence North 21 degraes 00 minules 00 seconds West 167 feet; thence South 59 degrees 00 minutes 00 seconds West 840 fest; thence South 58 degrees 30 minutes 16 seconds West 290.64 feet; thence South 28 degrees 00 minutes 00 seconds West 200 feet; thence South 28 degrees 30 minutes 00 seconds West 235 feet; thence South 26 degrees 30 minutes 00 seconds West 148 feet; thence South 18 degrees 00 minutes 00 seconds West 93 feet; thence on a curve to the right 80.92 feet (radius 155 feet and chord bears South 21 degrees 00 minutes 00 seconds West 80 feet); thence South 45 degrees 00 minutes 00 seconds West 422 feet; thence on a curve to the left 496.65 feet {radius 335 feet and chord bears South 04 degrees 32 minutes 03 seconds West 452.40 feet); thence South 28 degrees 00 minutes 25 seconds East 520 feet; thence South 61 degrees 51 minutes 47 seconds West 820 feet; thence on a curve to the left 87.67 feet (radius 205 feet and chord bears South 47 degrees 00 minutes 00 seconds West 87 feet); thence South 40 degrees 00 minutes 00 seconds West 25 feet, thence on a curve to the right 95.60 fest (radius 245 feet and chord bears South 53 degrees 30 minutes 00 seconds West 95 feet); thence South 62 degrees 30 minutes 00 seconds West 145 feet; thence on a curve to the left 324.62 feet (radius 300 feet and chord bears South 26 degrees 46 minutes 11 seconds West 309.01 feet); thence South 04 degrees 30 minutes 00 seconds West 58 feet; thence on a curve to the right 72.16 feet (radius 116 feet and chord bears South 12 degrees 00 minutes 00 seconds West 71 feet; thence South 26 degrees 00 minutes 00 seconds West 337 feel; thence on a curve to the left 67.25 fest (radius 225 feat and chord bears South 20 degrees 00 minutes 00 seconds West 67 feet), thence South 06 degrees 30 minutes 00 seconds West 50 feet; thence on a curve to the right 91.95 feet (radius 63 feet and chord bears South 38 degrees 00 minutes 00 seconds West 84 feet); thence North 89 degrees 00 minutes 00 seconds West 88 feet to the Point of Beginning. Except for a parcel of land in Private Claim 42, Cily of Dearbom, Wayne County, Michigan, described as: Commencing at the intersection of the centerline of Michigan Avenue (120 feet wide) and the centerline of Miller Road (66 feet wide); thence South 01 degree 47 minutes 02 seconds East 934.56 feet along the centerline of Miller Road and the North-South 1/4 line of Section 17, Town 2 South, Range 11 East to the Southwest corner of the Northeast 1/2 of said Section 17; thence South 27 degrees 21 minutes 01 second East 2559.02 feet along the East line of Private Claim 28 to a point; thence South 62 degrees 38 minutes 59 seconds West 96.63 feet; thence South 28 degrees 07 minutes 15 seconds East 1045.19 feet; thence South 29 degrees 35 minutes 35 seconds East 1054.87 fast; thence South 28 degrees 07 minutes 15 seconds East 1503.02 feet; thence South 61 degrees 54 minutes 49 seconds West 3216.60 feet; , (continued next sheet) COPYRIGHT ©2019 McNEELY & LINCOLN ASSOCIATES, INC. SHEET 5 OF 6 MCNEELY &LINCOLN Associates,Inc. For as: Date __09/06/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 Scale NA Drawn By _DOPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 ology Job No, __ 8042.747 Checked By _ MRD

DIG Substation page 3 of 3 EXHIBIT "A" City of Dearborn Tax Parcel #82-10-201-02-001 (continued) thence North 28 degrees 06 minutes 25 seconds West 60.00 feet; thence South 61 degrees 51 minules 47 seconds West 43.98 feel; thence North 28 degrees 07 minutes 15 seconds West 1715.59 feet; thence South 61 degrees 52 minutes 45 seconds West 1191.81 feet; thence North 28 degrees 07 minutes 15 seconds West 16.63 feet to the Point of Beginning; thence South 61 degrees 52 minutes 45 seconds West 150.00 fest; thence North 28 degrees 07 minutes 15 seconds West 130.00 feet; thence North 61 degrees 52 minutes 45 seconds East 150.00 feet; thence South 28 degrees 07 minutes 15 seconds East 130.00 feet to the Point of Beginning. Gity of Dearborn Tax Parcel #82-10-201-02-012 A parcel of land In Private Claim 42, City of Dearborn, Wayne County, Michigan, described as: Commencing at the Intersection of the centerline of Michigan Avenue (120 feet wide) and the centerline of Miller Road (66 feet wide); thence South 01 degree 47 minutes 02 seconds East 934.56 feet along the centerline of Miller Road and the North-South 1/4 line of Section 17, Town 2 South, Range 11 East to the Southwest corner of the Northeast 1/2 of sald Section 17; thence South 27 degress 21 minutes 01 second East 2559.02 feet along the East line of Private Claim 28 to a polnt; thence South 62 degrees 38 minutes 59 seconds West 95.63 feet; thence South 28 degrees 07 minules 15 seconds East 1045,19 feet; thence South 29 degrees 35 minutes 35 seconds Eas{ 1054.87 feet; thence South 28 degrees 07 minutes 15 seconds East 1503.02 feet; thence South 61 degrees 54 minutes 49 seconds West 3216.60 feet; thence North 28 degrees 06 minutes 25 seconds West 60.00 feet; thence South 61 degrees 51 minutes 47 seconds West 43.99 feet; thence North 28 degrees 07 minutes 15 seconds West 1715.59 feet; thence South 81 degrees 52 minutes 45 seconds West 1191.81 feet; thence North 28 degrees 07 minutes 15 seconds West 16.63 feet to the Point of Beginning; thence South 61 degrees 52 minutes 45 seconds West 150.00 feet; thence North 28 degrees 07 minutes 15 seconds West 130.00 feet; thence North 61 degrees 52 minutes 45 seconds East 150.00 feet; thence South 28 degrees 07 minutes 15 seconds East 130,00 feet to the Point of Beglnning. SUBSTATION 100 / CONTROL BUILDING EASEMENT AREA Land In Private Claim 42, City of Dearborn, Wayne County, Michigan, described as: [Commencing] at the intersection of the Northerly Right of Way line of the Relocated Rouge River Channel and the Easterly Right of Way line of the now or formerly Consolidated Rail Corp. Right of Way (100 feet wide); ) thence North 28 degrees 04 minutes 30 seconds West 4605.49 feet along the said Easterly Right of Way fine; thence North 17 degrees 03 minutes 53 seconds East 100.35 feet, thence North 02 degrees 00 minutes 09 seconds West 1165.57 feet; thence North 87 degrees 59 minutes 51 seconds East 228.52 feet to the Point of Beginning; thence North 12 degrees 33 minutes 16 seconds East 52.19 feet; thence North 81 degrees 55 minutes 11 seconds East 118.80 feet; thence South 28 degrees 02 minutes 53 seconds East 24.10 feet; thence North 61 degrees 46 minutes 36 seconds East 42.97 feet; thence South 28 degrees 13 minutes 24 seconds East 142.30 feet; thence South 33 degrees 12 minutes 14 seconds West, along the Northerly edge of existing road pavement, 10.96 feet; thence South 58 degrees 22 minutes 25 seconds West 177.91 feet; thence North 70 degrees 05 minutes 01 second West 15.39 feet; thence North 27 degrees 23 minutes 22 seconds West 128.42 feet to the Point of Beginning. COPYRIGHT ©2019 McNEELY & LINCOLN ASSOCIATES, INC. SHEET 6 OF 6 MCNEELY&LINCOLN Associates,Inc. For nc Date ___ 09/06/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 Scale NA Drawn By _DPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 . wo Minit Job No 8042.747 Checked By _ MRD

DIG UG Line EXHIBIT "A" PHASE Il UNDERGROUND TRANSMISSION EASEMENT Part of Private Claim 28, City of Dearborn, Wayne County, Michigan, described as: Commencing at a monument in a monument box located at the Intersection of the centerline of Michigan Avenue (120 feet wide) and the centerline of Miller Road (66 feet wide), said centerline of Miller Road also being the North-South 1/4 line of Section 17, Township 2 South, Range 11 East; thence along said centerline of Miller Road South 01 degree 47 minutes 02 seconds East 934.56 feet to a monument in a hand hole located at the Southwest corner of the Northeast 1/4 of Section 17, Township 2 South, Range 11 East; thence South 27 degrees 21 minutes 01 second East 5200.13 feet to a point on the East line of Private Claim 28; thence along said East line South 28 degrees 07 minutes 15 seconds East 633.08 feet; thence South 61 degrees 52 minutes 45 seconds West 176.77 feet to the Point of Beginning; thence South 61 degrees 52 minutes 45 seconds West 64.69 feet; thence North 28 degrees 07 minutes 15 seconds West 20.00 feet, thence North 09 degrees 25 minutes 34 seconds East 98.41 feet; thence North 02 degrees 48 minutes 09 seconds West 208.42 feet; thence North 28 degrees 35 minutes 29 seconds West 1395.89 feet; thence North 30 degrees 11 minutes 38 seconds West 206.44 feet; thence North 56 degrees 41 minutes 46 seconds West 96.01 feet, thence North 33 degrees 18 minutes 14 seconds East 54.61 feet; thence South 56 degrees 41 minutes 46 seconds East 81.95 feet; thence South 30 degrees 11 minutes 38 seconds East 243.99 feet; thence South 28 degrees 35 minutes 29 seconds East 1394.84 feet; thence South 02 degrees 48 minutes 09 seconds East 296.85 feet; thence South 28 degrees 07 minutes 15 seconds East 20.00 feet to the Point of Beginning. COPYRIGHT ©2019 MeNEELY & LINCOLN ASSOCIATES, INC. SHEET 5 OF 5 MCNEELY &LINCOLN Associates, Inc. For ITC Date 7/30/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 Scale NA Drawn By _ DPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 TNL COM Job No. 8042.747 Checked By _ MRD

DIG OH Transmission line EXHIBIT "A" PHASE Hl OVERHEAD TRANSMISSION EASEMENT Part of Private Claims 33, 42, 43, 99, 29 and 28, City of Dearborn, Wayne County, Michigan, described as: All that part of the Grantor's Land which lies with 85.00 feet on each side of the following Described Line: Commencing at a monument in a monument box located at the intersection of the centerline of Michigan Avenue (120 feet wide) and the centerline of Miller Road (66 feet wide), said centerline of Miller Road also being the North minutes South 1/4 line of Section 17, Township 2 South, Range 11 East; thence along said centerline of Miller Road South 01 degree 47 minutes 02 seconds East 934.56 feet to a monument in a hand hole located at the Southwest corner of the Northeast 1/4 of Section 17, Township 2 South, Range 11 East; thence South 27 degrees 21 minutes 01 second East 3953.17 feet to a point on the East line of Private Claim 28; thence South 62 degrees 38 minutes 59 seconds West 154.34 feet to the Point of Beginning of the Described Line; thence North 27 degrees 39 minutes 19 seconds West 490.37 feet; thence North 28 degrees 21 minutes 29 seconds West 491.99 feet; thence North 27 degrees 33 minutes 13 seconds West 340.58 feet; thence South 77 degrees 44 minutes 24 seconds West 327.46 feet; thence South 79 degrees 48 minutes 55 seconds West 408.22 feet; thence South 81 degrees 31 minutes 36 seconds West 436.40 feet, thence South 63 degrees 11 minutes 55 seconds West 387.05 feet; thence South 40 degrees 14 minutes 54 seconds West 332.11 feet; thence South 37 degrees 25 minutes 29 seconds West 268.94 feet; thence South 40 degrees 12 minutes 36 seconds West 264,79 feet, thence South 35 degrees 34 minutes 44 seconds West 452.27 feet; thence South 33 degrees 27 minutes 20 seconds West 413.58 feet; thence South 32 degrees 11 minutes 44 seconds West 429,14 feet, thence South 29 degrees 52 minutes 17 seconds West 424.41 feet; thence South 25 degrees 54 minutes 00 seconds West 456.53 feet; thence South 14 degrees 25 minutes 12 seconds West 509.32 feet to a Point “A”; thence South 13 degrees 52 minutes 39 seconds East 300.05 fest; thence North 62 degrees 13 minutes 42 seconds East 42,36 feet to a Point of Ending. ALSO, Beginning at above referenced Point “A”; thence South 29 degrees 38 minutes 24 seconds East 145,06 feet to a Point of Ending. The side lines of the above described easement shall be extended or shortened to meet at angle points, and to terminate at the boundaries of the Grantor's Land. COPYRIGHT ©2019 MoNEELY & LINCOLN ASSOCIATES, INC. SHEET 6 OF 6 MCENEELY&LINCOLN Associates,Inc. For ic Date. 7/30/19 CIVIL ENGINEERING & LAND SURVEYING PH. (734) 432-9777 FAX (734) 432-9786 Scale NA Drawn By _ DPW 37741 PEMBROKE, LIVONIA, MICHIGAN, 48152 ws Tp Job No 8042.747 Checked By _ MRD _

Magneto Substation

Exhibit B

SUBORDINATION TERMS

The unsecured permitted indebtedness evidenced by this instrument is subordinated and subject in right of payment to the prior payment in full of all Senior Debt Obligations (as hereinafter defined) of INTERNATIONAL TRANSMISSION COMPANY, a corporation organized and existing under the laws of the State of Michigan (the "Company"). Each holder of this instrument, by its acceptance hereof, agrees to and shall be bound by all the provisions hereof.

All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Ninth Supplemental Indenture, dated as of November 5, 2021 (as in effect on the date hereof, the "Supplemental Indenture"), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (the "Trustee").

The term "Senior Debt Obligations", as used herein, shall include all, loans, advances, debts, liabilities and obligations, howsoever arising (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, as used herein, "Obligations") of the Company now or hereafter existing in respect of Senior Debt (as defined herein) and any amendments, modifications, deferrals, renewals or extensions of any such Senior Debt, or of any notes or evidences of indebtedness heretofore or hereafter issued in evidence of or in exchange for any such Obligation, whether for principal, interest (including interest payable in respect of any such Obligations subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code, 11 U.S.C. § 101 et seq. (the "Bankruptcy Code"), or any provision of corresponding bankruptcy, insolvency or commercial reorganization legislation of any other jurisdiction, whether or not such interest is an allowed claim enforceable against the debtor, and whether or not the holder of such obligation would be otherwise entitled to receive dividends or payments with respect to any such interest or any such proceeding), premium (including Make-Whole Amount), if any, fees, expenses or otherwise.

The term "Senior Debt", as used herein, shall mean (i) all Senior Secured Debt and (ii) all unsecured Debt of the Company permitted to be incurred by the Company pursuant to the Mortgage Indenture or the Supplemental Indenture which is not subject to any subordination terms whether or not similar to those set forth in this instrument.

The term "Subordinated Debt", as used herein, shall mean all Obligations of the Company evidenced by this instrument owing to any Person now or hereafter existing hereunder (whether created directly or acquired by assignment or otherwise), whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any bankruptcy proceeding described in the definition of Senior Debt Obligations, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise.

On and after the Closing Date, no payment on account of principal, interest, fees, premium, expenses or otherwise on this Subordinated Debt shall be made by the Company in cash or otherwise unless (a) full payment of all amounts then due and payable on all Senior Debt Obligations has been made, (b) such payment would be permitted by the Indenture and any Senior Debt Document (as defined below) and (c) immediately after giving effect to such payment, there shall not exist any Default or Event of Default. Any such payment permitted pursuant to this paragraph is hereinafter referred to as a "Permitted Payment". For the purposes of these provisions, no Senior Debt Obligations shall be deemed to have been paid in full until the obligee of such Senior Debt Obligations shall have received payment in full in cash and 91 days shall have elapsed since the date of receipt of such payment.

Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event all principal, premium and interest and all other amounts due or to become due upon all Senior Debt Obligations shall first be paid in full before the holders of the Subordinated Debt shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Debt (whether for principal, premium, interest or otherwise), and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Debt would be entitled, except as otherwise provided herein, shall be paid pro rata among the holders of Senior Debt Obligations by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Subordinated Debt if received by them. So long as any Senior Debt Obligations are outstanding, the holder of this instrument shall not commence, or join with any creditor other than the Trustee or the Senior Debt Parties (as hereinafter defined) in commencing, or directly or indirectly causing the Company to commence, or assist the Company in commencing, any proceeding referred to in the preceding sentence.

The holder of this instrument hereby irrevocably authorizes and empowers (without imposing any obligation on) each Person (each such Person a "Senior Debt Party" and collectively, the "Senior Debt Parties") that has entered into an agreement, instrument, or other document evidencing or relating to any Senior Debt Obligation (each such agreement, instrument or other document, a "Senior Debt Document") as a lender or creditor and such Senior Debt Party's representatives, under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Senior Debt Party's ratable share of the full amount of the Subordinated Debt evidenced by this instrument in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote such Senior Debt Party's ratable share of the full amount of the Subordinated Debt at creditors' meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of the Subordinated Debt evidenced by this instrument or otherwise, as such Senior Debt Party's representatives may deem necessary or desirable for the enforcement of the subordination provisions of this instrument. The holder of this instrument shall execute and deliver to each Senior Debt Party and such holder's representatives all such further instruments confirming the foregoing authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such holder or such holder's representatives in order to enable such holder to enforce all claims upon or in respect of such holder's ratable share of the Subordinated Debt evidenced by this instrument.

The holder of this instrument shall not, without the prior written consent of the Senior Debt Parties, have any right to accelerate payment of, or institute any proceeding to enforce, the Subordinated Debt so long as any Senior Debt Obligations are outstanding, unless and until all Senior Debt Parties have accelerated payment thereof and commenced proceedings to enforce such Senior Debt Obligations.

After the payment in full of all amounts due in respect of Senior Debt Obligations, the holder or holders of the Subordinated Debt shall be subrogated to the rights of the Senior Debt Parties to receive payments or distributions of cash, property or securities of the Company applicable to Senior Debt Obligations until the principal of, premium on, interest on and all other amounts due or to become due with respect to the Subordinated Debt shall be paid in full subject to the terms and conditions of the Subordinated Debt or of any agreement among the holders of the Subordinated Debt and other Subordinated Debt of the Company.

If any payment (other than a Permitted Payment) or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Subordinated Debt in such capacity before all Senior Debt Obligations are paid in full, such payment or distribution will be held in trust for the benefit of, and shall be immediately paid over pro rata among the Senior Debt Parties, for application to the payment in full of Senior Debt Obligations, until all Senior Debt Obligations shall have been paid in full.

Nothing contained in this instrument is intended to or shall impair as between the Company, its creditors (other than the Senior Debt Parties) and the holders of the Subordinated Debt, the obligations of the Company to pay to the holders of the Subordinated Debt, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Subordinated Debt and creditors of the Company (other than the Senior Debt Parties).

The Senior Debt Parties shall not be prejudiced in their rights to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company.

The holder of this instrument agrees to execute and deliver such further documents and to do such other acts and things as the Senior Debt Parties may reasonably request in order fully to effect the purposes of these subordination provisions. Each holder of this instrument by its acceptance hereof authorizes and directs the trustee or other representative, if any, of the Subordinated Debt represented by this instrument on its behalf to take such further action as may be necessary to effectuate the subordination as provided herein and appoints such trustee or other representative, if any, as its attorney-in-fact for any and all such purposes.

The subordination effected by these provisions, and the rights of the Senior Debt Parties, shall not be affected by (i) any amendment of, or addition or supplement to, the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations, (ii) any exercise or non-exercise of any right, power or remedy under or in respect to the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of the Financing Agreements, any other Senior Debt Document, or any other document evidencing or securing Senior Debt Obligations; whether or not any holder of any Subordinated Debt shall have had notice or knowledge of any of the foregoing.

No failure on the part of any Senior Debt Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor all any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

The holder of this instrument and the Company each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt Obligations and these terms of subordination and any requirement that the Trustee or any Senior Debt Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against the Company or any other Person or any Mortgaged Property.

These terms of subordination shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt Obligations is rescinded or must otherwise be returned by the Trustee or any Senior Debt Party upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

The provisions of these terms of subordination constitute a continuing agreement and shall (i) remain in full force and effect until the indefeasible payment in full of the Senior Debt Obligations and the termination or expiration of all obligations to extend credit under the Senior Debt Documents, (ii) be binding upon the holder of this instrument, the Company and its successors, transferees and assignees and (iii) inure to the benefit of, and be enforceable by, the Trustee and each Senior Debt Party. Without limiting the generality of the foregoing clause (iii), each Senior Debt Party may assign or otherwise transfer all or any portion of its rights and obligations under all or any of the Senior Debt Documents to any other Person (to the extent permitted by the Senior Debt Documents), and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Senior Debt Party herein or otherwise.

This instrument shall be governed by and construed in accordance with, the laws of the State of New York.

Exhibit C

THIS BOND HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS BOND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED (1) EXCEPT IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) UNLESS THIS BOND IS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

INTERNATIONAL TRANSMISSION COMPANY

2.93% First Mortgage Bonds, Series I due January 14, 2052

Original Interest Accrual Date: January 14, 2022

Stated Maturity: January 14, 2052

Interest Rate: 2.93% per annum

Interest Payment Dates: January 14 and July 14

Regular Record Dates: December 30 and June 29

This Bond is not a Discount Security

within the meaning of the within-mentioned Indenture.

This Bond is a Security within the

meaning of the within-mentioned Indenture.

Registered No. [I-[__]]	January 14, 2022
$[ ][2]	PPN 46051M B*2

INTERNATIONAL TRANSMISSION COMPANY, a corporation organized and existing under the laws of the State of Michigan (herein called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to [               ], or its registered assigns, the principal sum of [                        ] DOLLARS ($ _____) on the Stated Maturity specified above, and to pay interest, after as well as before judgment, (a) thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing on July 14, 2022 and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 4.93% and (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its "base" or "prime" rate. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so timely paid or duly provided for shall forthwith cease to be payable to the Bondholder on such Regular Record Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Bondholders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

2          Reference is made to Schedule A attached hereto with respect to the amount of principal paid hereon and the last date to which interest has been paid hereon.

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication: ___________________

The Bank of New York Mellon Trust Company, N.A. as Trustee

By:
Authorized Officer

Capitalized terms used in this Bond and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.

Subject to the home office payment obligation set forth in Section 2.02(b) of the Supplemental Indenture (referred to below), payment of the principal of and Make-Whole Amount, if any, on this Bond and interest hereon at Maturity shall be made upon presentation of this Bond at the office or agency of the Trustee in Dallas, Texas c/o The Bank of New York Mellon, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Transfer/Redemption Unit, or at such other office or agency as may be designated for such purpose by the Company from time to time in accordance with the Indenture. Subject to the home office payment obligation set forth in Section 2.02(b) of the Supplemental Indenture, payment of interest on this Bond (other than interest at Maturity) shall be made as set forth in Section 3.07 of the Original Indenture (as defined below). Payment of the principal of and Make-Whole Amount, if any, and interest on this Bond, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Bond is one of a duly authorized issue of securities of the Company (all such series of securities herein called the "Securities") issued and issuable in one or more series under and equally secured by a First Mortgage and Deed of Trust, dated as of July 15, 2003 (such indenture as originally executed and delivered herein called the "Original Indenture" and as supplemented and modified by any and all indentures supplemental thereto, including the Supplemental Indenture referred to below, being herein called the "Indenture"), and has been issued pursuant to that certain Ninth Supplemental Indenture, dated as of November 5, 2021 (the "Supplemental Indenture"), each of the Indenture and the Ninth Supplemental Indenture being between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the property mortgaged, pledged and held in trust as security for payment of all amounts due under this Bond, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities (including the Securities of this series) are, and are to be, authenticated and delivered and secured. The acceptance of this Bond shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Bond is one of the series of Securities designated above.

2

Notwithstanding anything to the contrary in Section 1.18 of the Original Indenture, in the Supplemental Indenture or in this Bond, if the Stated Maturity or any Redemption Date of this Bond shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Original Indenture or the Supplemental Indenture or this Bond) payment of interest on or principal (and premium, if any) of this Bond due at the Stated Maturity or on any Redemption Date thereof need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Stated Maturity or on any Redemption Date thereof, provided that interest shall accrue on the Outstanding principal amount of this Bond due at the Stated Maturity or on any Redemption Date thereof until the date of actual payment. Interest hereon will be computed on the basis of a 360-day year of twelve 30-day months.

This Bond is subject to mandatory redemption under the circumstances set forth in Section 5.01 of the Original Indenture and as set forth in Section 2.03 of the Supplemental Indenture. This Bond is subject to redemption at the option of the Company, in whole or in part, as set forth in Section 2.04 of the Supplemental Indenture.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the principal of this Bond may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture.

The Original Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Original Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities and for certain other purposes with the consent of all Holders of affected Securities. The Original Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest and any Make-Whole Amount on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.

3

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Security Register, upon surrender of this Bond for registration of transfer at the office or agency of the Trustee in Dallas, Texas, which as of the date hereof is located at c/o The Bank of New York Mellon, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Transfer/Redemption Unit, Attention: Corporate Trust Operations, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto as Annex A duly executed by the Holder hereof, or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $250,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Bond or Bonds to be exchanged at the office or agency of the Trustee in Dallas, Texas c/o The Bank of New York Mellon, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Transfer/Redemption Unit, Attention: Corporate Trust Operations, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith in accordance with the Indenture.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the absolute owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are not entitled to the benefit of any sinking fund.

As provided in Section 2.05 of the Supplemental Indenture, except as may be agreed to by the Holder hereof in connection with an offer made to all Holders of the Securities of this series on the same terms and conditions, the Company shall not and shall not permit any Affiliate of the Company to purchase, redeem or otherwise acquire, directly or indirectly, this Bond, except upon the payment or redemption of this Bond in accordance with the terms of the Indenture. The Company will promptly cause the Trustee to cancel this Bond once acquired by it or any Affiliate of the Company pursuant to any payment, redemption or purchase of this Bond pursuant to any provision of the Indenture and no Bonds may be issued in substitution or exchange for this Bond.

As provided in Section 16.01 of the Original Indenture, no recourse shall be had for the payment of the principal of or Make-Whole Amount, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, organizer, member, manager, stockholder, officer, director or employee, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities (including the Bonds) are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities (including the Bonds).

4

Demand, presentment, protest and notice of non-payment and protest are hereby waived by the Company.

This Bond shall be governed by and construed in accordance with the law of the State of New York, except that (i) if this Bond shall become qualified and shall become subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable, this Bond shall be governed by and construed in accordance with the Trust Indenture Act and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Bond shall be governed by and construed in accordance with the law of such jurisdiction to the extent mandatory.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Bond shall not be entitled to any benefit as a Security under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page is intentionally left blank.]

5

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

INTERNATIONAL TRANSMISSION COMPANY

By:

Date:

SCHEDULE A

SCHEDULE OF NOTATIONS

The notations on the following table have been made by the holder of the within Bond in connection with the transfer thereof in accordance with Section 2.02(b) of the Supplemental Indenture.

	Amount of principal paid	Last date to which interest has	Notation by
Date of Notation	on the within Bond	been paid on the within Bond	Holder

Exhibit D

THIS BOND HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS BOND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED (1) EXCEPT IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) UNLESS THIS BOND IS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

INTERNATIONAL TRANSMISSION COMPANY

2.93% First Mortgage Bonds, Series J due January 14, 2052

Original Interest Accrual Date: January 14, 2022

Stated Maturity: January 14, 2052

Interest Rate: 2.93% per annum

Interest Payment Dates: January 14 and July 14

Regular Record Dates: December 30 and June 29

This Bond is not a Discount Security

within the meaning of the within-mentioned Indenture.

This Bond is a Security within the

meaning of the within-mentioned Indenture.

Registered No. [J-[__]]	January 14, 2022
$[ ][3]	PPN 46051M B@0

INTERNATIONAL TRANSMISSION COMPANY, a corporation organized and existing under the laws of the State of Michigan (herein called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to [               ], or its registered assigns, the principal sum of [                      ] DOLLARS ($ _____) on the Stated Maturity specified above, and to pay interest, after as well as before judgment, (a) thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing on July 14, 2022 and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 4.93% and (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its "base" or "prime" rate. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so timely paid or duly provided for shall forthwith cease to be payable to the Bondholder on such Regular Record Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Bondholders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

3              Reference is made to Schedule A attached hereto with respect to the amount of principal paid hereon and the last date to which interest has been paid hereon.

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication: ___________________

The Bank of New York Mellon Trust Company, N.A. as Trustee

By:
Authorized Officer

Capitalized terms used in this Bond and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.

Subject to the home office payment obligation set forth in Section 2.02(b) of the Supplemental Indenture (referred to below), payment of the principal of and Make-Whole Amount, if any, on this Bond and interest hereon at Maturity shall be made upon presentation of this Bond at the office or agency of the Trustee in Dallas, Texas c/o The Bank of New York Mellon, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Transfer/Redemption Unit, Attention: Corporate Trust Operations, or at such other office or agency as may be designated for such purpose by the Company from time to time in accordance with the Indenture. Subject to the home office payment obligation set forth in Section 2.02(b) of the Supplemental Indenture, payment of interest on this Bond (other than interest at Maturity) shall be made as set forth in Section 3.07 of the Original Indenture (as defined below). Payment of the principal of and Make-Whole Amount, if any, and interest on this Bond, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Bond is one of a duly authorized issue of securities of the Company (all such series of securities herein called the "Securities") issued and issuable in one or more series under and equally secured by a First Mortgage and Deed of Trust, dated as of July 15, 2003 (such indenture as originally executed and delivered herein called the "Original Indenture" and as supplemented and modified by any and all indentures supplemental thereto, including the Supplemental Indenture referred to below, being herein called the "Indenture"), and has been issued pursuant to that certain Ninth Supplemental Indenture, dated as of November 5, 2021 (the "Supplemental Indenture"), each of the Indenture and the Ninth Supplemental Indenture being between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the property mortgaged, pledged and held in trust as security for payment of all amounts due under this Bond, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities (including the Securities of this series) are, and are to be, authenticated and delivered and secured. The acceptance of this Bond shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Bond is one of the series of Securities designated above.

2

Notwithstanding anything to the contrary in Section 1.18 of the Original Indenture, in the Supplemental Indenture or in this Bond, if the Stated Maturity or any Redemption Date of this Bond shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Original Indenture or the Supplemental Indenture or this Bond) payment of interest on or principal (and premium, if any) of this Bond due at the Stated Maturity or on any Redemption Date thereof need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Stated Maturity or on any Redemption Date thereof, provided that interest shall accrue on the Outstanding principal amount of this Bond due at the Stated Maturity or on any Redemption Date thereof until the date of actual payment. Interest hereon will be computed on the basis of a 360-day year of twelve 30-day months.

This Bond is subject to mandatory redemption under the circumstances set forth in Section 5.01 of the Original Indenture and as set forth in Section 2.03 of the Supplemental Indenture. This Bond is subject to redemption at the option of the Company, in whole or in part, as set forth in Section 2.04 of the Supplemental Indenture.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the principal of this Bond may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture.

The Original Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Original Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities and for certain other purposes with the consent of all Holders of affected Securities. The Original Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest and any Make-Whole Amount on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.

3

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Security Register, upon surrender of this Bond for registration of transfer at the office or agency of the Trustee in Dallas, Texas, which as of the date hereof is located at c/o The Bank of New York Mellon, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Transfer/Redemption Unit, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto as Annex A duly executed by the Holder hereof, or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $250,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Bond or Bonds to be exchanged at the office or agency of the Trustee in Dallas, Texas c/o The Bank of New York Mellon, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Transfer/Redemption Unit, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith in accordance with the Indenture.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the absolute owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are not entitled to the benefit of any sinking fund.

As provided in Section 2.05 of the Supplemental Indenture, except as may be agreed to by the Holder hereof in connection with an offer made to all Holders of the Securities of this series on the same terms and conditions, the Company shall not and shall not permit any Affiliate of the Company to purchase, redeem or otherwise acquire, directly or indirectly, this Bond, except upon the payment or redemption of this Bond in accordance with the terms of the Indenture. The Company will promptly cause the Trustee to cancel this Bond once acquired by it or any Affiliate of the Company pursuant to any payment, redemption or purchase of this Bond pursuant to any provision of the Indenture and no Bonds may be issued in substitution or exchange for this Bond.

As provided in Section 16.01 of the Original Indenture, no recourse shall be had for the payment of the principal of or Make-Whole Amount, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, organizer, member, manager, stockholder, officer, director or employee, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities (including the Bonds) are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities (including the Bonds).

4

Demand, presentment, protest and notice of non-payment and protest are hereby waived by the Company.

This Bond shall be governed by and construed in accordance with the law of the State of New York, except that (i) if this Bond shall become qualified and shall become subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable, this Bond shall be governed by and construed in accordance with the Trust Indenture Act and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Bond shall be governed by and construed in accordance with the law of such jurisdiction to the extent mandatory.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Bond shall not be entitled to any benefit as a Security under the Indenture or be valid or obligatory for any purpose.

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5

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

INTERNATIONAL TRANSMISSION COMPANY

By:

Date:

SCHEDULE A

SCHEDULE OF NOTATIONS

The notations on the following table have been made by the holder of the within Bond in connection with the transfer thereof in accordance with Section 2.02(b) of the Supplemental Indenture.

	Amount of principal paid	Last date to which interest has	Notation by
Date of Notation	on the within Bond	been paid on the within Bond	Holder

ANNEX A

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

_______________________________________________________________________________________________

Please print or typewrite name and address, including postal zip code of assignee

_______________________________________________________________________________________________

___________________

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________attorney to transfer said Bond on the Security Register, upon surrender of said Bond at the office or agency of the Trustee in New York, New York, or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture, with full power of substitution in the premises.

Dated: __________________

[NAME OF TRANSFEROR]

By:
Name:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.